                                                                    EXHIBIT 10.1
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                          TALON AUTOMOTIVE GROUP, INC.

                                  $100,000,000

                                CREDIT AGREEMENT

                                      WITH

                                 COMERICA BANK

                                    AS AGENT

                                 April 28, 1998





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
                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
 1.   DEFINITIONS ....................................................................-1-

 2.   THE INDEBTEDNESS ..............................................................-22-
      2.1     Commitments ...........................................................-23-
      2.2     Swing Loan ............................................................-23-
      2.3     Notes .................................................................-23-
      2.4     Types of Loans and Maturity ...........................................-23-
      2.5     Requests for Loans ....................................................-23-
      2.6     Disbursement of Loans .................................................-25-
      2.7     Facility Fees .........................................................-25-
      2.8     Optional Reduction or Termination of Revolving Loan Commitment ........-26-
      2.9     Extensions of Maturity Date ...........................................-26-
      2.10    Purpose of Loans ......................................................-27-
      2.11    Prepayment and Readvances .............................................-27-
      2.12    Currency Appreciation; Reduction of Indebtedness ......................-27-
      2.13    Swing Loan Refunding ..................................................-27-
      2.14    Account Netting .......................................................-28-

 3.   LETTERS OF CREDIT .............................................................-29-
      3.1     Letters of Credit .....................................................-29-
      3.2     Conditions to Issuance ................................................-29-
      3.3     Participations in Letters of Credit ...................................-30-
      3.4     Letter of Credit Fees .................................................-30-
      3.5     Issuance Fees .........................................................-30-
      3.6     Draws Under Letters of Credit .........................................-30-
      3.7     Funding of Letter of Credit Payment as Advance ........................-31-
      3.8     Obligations Irrevocable ...............................................-32-
      3.9     Risk Under Letters of Credit ..........................................-33-
      3.10    Indemnification .......................................................-34-
      3.11    Right of Reimbursement ................................................-34-

4.    INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS,
      PREPAYMENTS ...................................................................-34-
      4.1     Interest ..............................................................-34-
      4.2     Basis of Computation ..................................................-35-
      4.3     Conversion and Renewal of Loans .......................................-35-
      4.4     Prepayments ...........................................................-35-

 5.   SPECIAL PROVISIONS FOR LOANS ..................................................-36-
      5.1     Reimbursement of Prepayment Costs .....................................-36-
      5.2     Eurocurrency Lending Offices ..........................................-36-
      5.3     Circumstances Affecting Eurocurrency-based Availability ...............-36-

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
      5.4     Laws Affecting Eurocurrency-based Loan Availability ...................-36-
      5.5     Increased Costs .......................................................-37-
      5.6     Availability of Alternative Currency ..................................-38-
      5.7     Refunding Advances in Same Currency ...................................-38-
      5.8     Judgment Currency .....................................................-38-

 6.   PAYMENTS ......................................................................-39-
      6.1     Payment Procedure .....................................................-39-
      6.2     Application of Proceeds ...............................................-40-
      6.3     Pro-rata Recovery .....................................................-40-
      6.4     Deposits and Accounts .................................................-40-
      6.5     Net Payments ..........................................................-40-
      6.6     Tax Treaty Certificate ................................................-41-
      6.7     Replacement of Banks ..................................................-41-

 7.   CONDITIONS ....................................................................-42-
      7.1     Conditions Precedent To Initial Loans and Closing Date ................-42-
              (a)     Documents Executed and Filed ..................................-42-
              (b)     Certified Resolutions .........................................-42-
              (c)     Certified Articles ............................................-42-
              (d)     Certified Bylaws ..............................................-43-
              (e)     Certificate of Status .........................................-43-
              (f)     Certificate of Incumbency .....................................-43-
              (g)     Lien Search ...................................................-43-
              (h)     Survey ........................................................-43-
              (i)     Casualty Insurance ............................................-43-
              (j)     Appraisals ....................................................-43-
              (k)     Opinion of Borrower's Counsel .................................-43-
              (1)     Approval of Agent's Counsel ...................................-44-
              (m)     Merger and Restructuring ......................................-44-
              (n)     Taxes .........................................................-44-
              (o)     Termination of Existing Credit Agreements .....................-44-
              (p)     Subordinated Debt .............................................-44-
              (q)     Services Agreement ............................................-45-
              (r)     Agent's Fee ...................................................-45-
      7.2     Conditions Precedent to All Loans .....................................-45-
              (a)     Effectiveness .................................................-45-
              (b)     No Default; Representations and Warranties ....................-45-
              (c)     Adverse Change, etc ...........................................-45-
              (d)     Enforceability of Documents ...................................-45-

8.    REPRESENTATIONS AND WARRANTIES ................................................-45-
      8.1     Corporate Status ......................................................-45-
      8.2     Corporate Power and Authority; Business ...............................-46-
      8.3     No Violation ..........................................................-46-
      8.4     Litigation ............................................................-46-


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
      8.5     Use of Proceeds .......................................................-46-
      8.6     Governmental Approvals, etc ...........................................-46-
      8.7     True and Complete Disclosure ..........................................-46-
      8.8     Financial Statements ..................................................-47-
      8.9     Security Interests ....................................................-47-
      8.10    Tax Returns and Payments ..............................................-47-
      8.11    Patents, etc ..........................................................-47-
      8.12    Compliance with Laws, etc .............................................-47-
      8.13    Properties ............................................................-47-
      8.14    Collective Bargaining Agreements ......................................-47-
      8.15    Indebtedness Outstanding ..............................................-48-
      8.16    Environmental Protection ..............................................-48-
      8.17    Senior Subordinated Debt Documents ....................................-49-
      8.18    ERISA .................................................................-50-
      8.19    Addressing the Year 2000 Issue ........................................-51-
      8.20    Survival of Representations and Warranties ............................-51-

 9.   AFFIRMATIVE COVENANTS .........................................................-51-
      9.1     Reporting Requirements Covenants ......................................-51-
      9.2     Insurance .............................................................-53-
      9.3     Books, Records and Inspections ........................................-53-
      9.4     Payment of Taxes and Utilities ........................................-53-
      9.5     Compliance with Statutes, etc .........................................-54-
      9.6     Performance of Obligations ............................................-54-
      9.7     End of Fiscal Years; Fiscal Quarters ..................................-54-
      9.8     Environmental Events ..................................................-54-
      9.9     Further Guarantees and Liens ..........................................-54-
      9.10    Compliance with Formula Amount ........................................-55-
      9.11    Construction Liens ....................................................-55-
      9.12    Defend Title ..........................................................-55-
      9.13    ERISA .................................................................-55-

10.   NEGATIVE COVENANTS ............................................................-56-
      10.1    Changes in Business ...................................................-56-
      10.2    Liens .................................................................-56-
      10.3    Indebtedness ..........................................................-56-
      10.4    Financial Covenants ...................................................-57-
      10.5    Dividends .............................................................-58-
      10.6    Stock Acquisition .....................................................-58-
      10.7    Extension of Credit ...................................................-58-
      10.8    Guarantee Obligations .................................................-58-
      10.9    Subordinate Indebtedness ..............................................-59-
      10.10   Property Transfer, Merger or Lease-Back ...............................-59-
      10.11   Acquisitions ..........................................................-59-
      10.12   Sale or Discount of Receivables .......................................-59-
      10.13   Other Agreements ......................................................-60-


                                     iii
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
      10.14   Use of Loan Proceeds ..................................................-60-
      10.15   Management Fees .......................................................-60-

 11.  DEFAULTS ......................................................................-60-
      11.1    Failure to Pay Monies Due .............................................-60-
      11.2    Misrepresentation .....................................................-60-
      11.3    Noncompliance with Agreement ..........................................-60-
      11.4    Other Defaults ........................................................-60-
      11.5    Judgments .............................................................-61-
      11.6    Business Suspension, Bankruptcy, Etc ..................................-61-
      11.7    Change of Control .....................................................-61-
      11.8    Repudiation, Revocation ...............................................-61-
      11.9    Inadequate Funding or Termination of Employee Benefit Plan(s) .........-61-
      11.10   Occurrence of Certain Reportable Events ...............................-61-
      11.11   Exercise of Remedies ..................................................-61-
      11.12   Waiver of Defaults ....................................................-62-

 12.  AGENT   .......................................................................-62-
      12.1    Appointment of Agent ..................................................-62-
      12.2    Deposit Account with Agent ............................................-62-
      12.3    Exculpatory Provisions ................................................-63-
      12.4    Successor Agents ......................................................-63-
      12.5    Right of Agent as Bank ................................................-63-
      12.6    Credit Decisions ......................................................-63-
      12.7    Notices by Agent ......................................................-63-
      12.8    Agent's Fees ..........................................................-63-
      12.9    Nature of Agency ......................................................-64-
      12.10   Actions; Confirmation of Agent's Authority to Act in Event of Default..-64-
      12.11   Authority of Agent to Enforce Notes And This Agreement ................-64-

 13.  MISCELLANEOUS .................................................................-64-
      13.1    Law of Michigan; Submission to Jurisdiction ...........................-64-
      13.2    Agent's Costs and Expenses ............................................-65-
      13.3    Notices ...............................................................-65-
      13.4    Further Action ........................................................-65-
      13.5    Successors and Assigns ................................................-65-
              (a)   Assignments .....................................................-66-
              (b)   Participations ..................................................-66-
      13.6    Indulgence ............................................................-67-
      13.7    Counterparts ..........................................................-67-
      13.8    Entire Agreement; Amendments; Waivers; Consents .......................-67-
      13.9    Confidentiality .......................................................-68-
      13.10   Interest ..............................................................-68-
      13.11   Jury Waiver ...........................................................-68-
      13.12   Conflicts .............................................................-69-
      13.13   Effective Upon Execution ..............................................-69-

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
                          TALON AUTOMOTIVE GROUP, INC.
                                CREDIT AGREEMENT

     THIS AGREEMENT, made as of the 28th day of April 1998, between TALON AUTOMOTIVE GROUP, INC. a Michigan corporation ("TAG"), VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", called together with TAG, the "Borrowers" and either one referred to individually herein as a "Borrower") each of the " Banks " from time to time party hereto, and COMERICA BANK, a Michigan banking corporation as agent for the Banks (in such capacity, "Agent").

     WHEREAS, Borrowers have requested Agent and the Banks to make certain loans and extensions of credit to them, and

     WHEREAS, Agent and the Banks are willing to do so, but only on the terms and conditions of this Agreement;

     NOW, Therefore, IT IS AGREED:

1.   DEFINITIONS

     For the purposes of this Agreement the following terms (when capitalized) will have the following meanings:

     1.1 "Accounts" means, with respect to any Person, all accounts receivables, monies and book debts at any time owed to such Person, and all instruments, chattel paper and other documents evidencing or securing any such accounts receivable, monies or book debts.

     1.2 "Acknowledgement of Leasehold Mortgage" shall mean, with respect to any Leasehold Real Estate of any Person, an agreement between the landlord, the registered encumbrancers with respect to the landlord's title to such Leasehold Real Estate, the Agent and such Person (in its capacity as tenant) with respect to the priority of, and the enforcement procedures relating to, the Mortgage registered against such Leasehold Real Estate.

     1.3 "Advance" shall mean a borrowing requested by a Borrower and made by the Banks (or, in the case of the Swing Loans, made by Agent or the Canadian Swingline Lender, as applicable), or otherwise made by Banks in the absence of such a request pursuant to Section 2.11 hereof.

     1.4 "Affiliate" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.5 "Affiliate Loans" shall mean the following described unsecured loans from time to time made by a Borrower to another Loan Party, to the extent that the obligation with respect to such Loan is pledged to Agent on behalf of the Banks and is subordinated to such Loan Party's obligations under the Documents, all pursuant to documents and agreements satisfactory to Agent:

          (a) a loan not in excess of Ten Million Dollar ($10,000,000) loan owing by Veltri to VS as of the date of this Agreement;

          (b) up to Twenty Five Million Dollars ($25,000,000) of the proceeds of Senior Subordinated Notes borrowed by Veltri from TAG as of even date herewith for the purpose of repaying existing indebtedness of Veltri; and

          (c) additional Affiliate Loans in aggregate amount at any time outstanding not to exceed Fifteen Million Dollars ($15,000,000).

     1.6 "Agent" shall mean Comerica Bank in its capacity as Agent hereunder or any successor appointed in accordance with Section 12.4 hereof.

     1.7 "Agent's Fees" shall mean those fees and expenses required to be paid by Borrowers to Agent for Agent's sole account under Section 12.8 hereof.

     1.8 "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.

     1.9  "Alternate Base Rate" shall mean, for any day, one percent (1 %) plus:

          (a) in the case of any calculation of the Prime-based Rate for an Advance denominated in Dollars, the Federal Funds Effective Rate; and

          (b) in the case of any calculation of the Prime-based Rate for an Advance denominated in Canadian Dollars, the BA Rate.

     1.10 "Alternative Currency" shall mean Canadian Dollars or any other currency approved in writing by all of the Banks.

     1.11 "Applicable Interest Rate" shall mean:

          (a)  in the case of any Swing Loan, the Prime-based Rate; and

          (b) with respect to all other Loans, the Eurocurrency-based Rate or the Prime- based Rate, as selected by a Borrower from time to time or otherwise determined pursuant to the terms and conditions of this Agreement.

     1.12 "Applicable Margin" shall mean, with respect to any Prime-based Loan, Eurocurrency-based Loan, Letter of Credit Fee or Facility Fee the per annum rate (expressed as a percentage) determined in accordance with the following:

                           Prime-based Loans      Prime-based Loans
                            denominated in         denominated in       Eurocurrency-based Loans       Facility
     Leverage Ratio          U.S. Dollars         Canadian Dollars      and Letter of Credit Fees        Fees
     --------------        -----------------      -----------------     -------------------------      --------
   Level I                       0.75%                  1.75%                     2.00%                  0.50%
   >= 5. 0

   Level II                      0.50%                  1.50%                     1.75%                  0.50%
   >= 4.5 but < 5. 0

   Level III                     0.25%                  1.25%                     1.55%                  0.45%
   >= 3.5 but < 4.5

   Level IV                      0.0%                   1.00%                     1.375%                 0.375%
   >= 3. 0 but < 3.5

   Level V                       0.0%                   1.00%                     1.175%                 0.325%
   < 3.00

     The Applicable Margin shall be based upon the Leverage Ratio most recently determined on the basis of financial statements delivered by Borrowers to Bank pursuant to Section 9. 1 (a) and (b) hereof. Any change in the Applicable Margin resulting from any such determination shall be effective immediately following the date of delivery of the relevant financial statement; provided however, that (i) in the event such financial statements are not delivered as and when required pursuant to Section 9.1 (and without prejudice to the rights of Agent and Majority Banks to declare an Event of Default as a consequence thereof) any increase in the Applicable Margin determined to be applicable upon the receipt of such financial statements shall be applicable retroactively to the date such financial statement was required to be delivered under Section 9. 1 (a) or (b), as applicable, but any decrease in the Applicable Margin based thereon shall be applicable only prospectively, from the date of the actual delivery thereof, (ii) in the event that on the date for adjustment of the Applicable Margin, there exists an Event of Default hereunder, the Applicable Margin shall not be reduced (but may be increased) until such time as such Event of Default has been cured or waived, notwithstanding any reduction in the Leverage Ratio on such date, and (iii) with respect to each Eurocurrency-based Loan, the Applicable Margin applicable as of the first day of its Interest Period shall remain in effect with respect to such Advance until the last day of such Interest Period. Notwithstanding anything to the contrary herein, the Applicable Margin shall be based on a Level III Leverage Ratio until it is adjusted based on the financial statements of Borrowers for the Borrower's fiscal quarter ending October 3, 1998.

     1.13 "Assignment Agreement" shall mean an assignment agreement executed by a Bank and delivered to Agent pursuant to Section 13.5(a) hereof, in the form attached as Exhibit "A" hereto.

     1.14 "BA Rate" shall mean, for any day, the arithmetic average of the bankers acceptance rates for one month periods which appear on the Reuter's Screen CDOR Page at 10:00 a.m. Toronto time (as determined by Agent), or if such day is not a Business Day then on the immediately preceding Business Day.

     1.15 "Banks" shall mean each Bank signatory hereto, and each other Person who becomes a Bank pursuant to Section 13.5(a) hereof.

     1.16 "Borrowing Base" shall mean, as of any date, the sum of:

          (a) eighty five percent (85%) of the value of Eligible Accounts Receivable, plus

          (b)  fifty percent (50%) of the value of Eligible Inventory, plus

          (c) the lesser of Fifteen Million Dollars ($15,000,000) or fifty percent (50%) of the Eligible Tooling Invoices, plus

          (d) seventy five percent (75%) of the fair market value of Eligible Real Estate and of the orderly liquidation value of Eligible Equipment, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Real Estate or Eligible Equipment, plus

          (e) sixty five percent (65%) of the net book value (adjusted quarterly upon the delivery of financial statements) of Eligible Equipment for which Agent has not obtained an appraisal satisfactory to Agent; provided, however that with respect to Eligible Equipment acquired in connection with a Permitted Acquisition, (i) only fifty percent (50%) of the net book value thereof shall be included in the Borrowing Base until Agent has obtained an appraisal thereof in form and content satisfactory to Agent, (ii) the net book value of such assets will be the higher of the net book value immediately prior to such Permitted Acquisition or immediately after such Permitted Acquisition, and
               (iii) so long as the value is determined by reference to the net book value of such assets, the Borrowers shall depreciate such assets in accordance with GAAP.

     1.17 "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Leasehold Real Estate or on the Real Estate, or both, as the context requires.

     1.18 "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan and: (a) when used in reference to any Eurocurrency-based Loan, also a day on which dealings are made in deposits in the relevant eurocurrency in the London interbank market; and (b) when used in reference to any Swing Loan to be made by the Canadian Swingline Lender, also a day on which the Canadian Swingline Lender is open for commercial business in Toronto, Ontario.

     1.19 "Canadian Dollars" and "$Cd" shall mean lawful currency of Canada.

     1.20 "Canadian Swingline Lender" shall mean in the event and so long as so appointed hereunder a Bank (or an Affiliate of a Bank) which is chartered under the laws of Canada and is hereafter designated as Canadian Swingline Lender by Veltri and Agent.

     1.21 "Change in Control" shall mean:

          (a) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, a majority (on a fully diluted basis) of the issued and outstanding shares of voting stock of TAG; and

          (b)  any "Change of Control" as defined in the Senior Subordinated
               Note Indenture.

     1.22 "Closing Date" shall mean the date, on or before April 30, 1998, on which the conditions of Section 7.1 hereof have been satisfied.

     1.23 "Collateral" means all Stock, Accounts, Inventory, Intellectual Property, Equipment, Buildings and Fixtures, Leasehold Real Estate, Real Estate, and all books, records, instruments, chattel paper, negotiable documents of title, intangibles and proceeds of each Loan Party, including any bank accounts and deposits therein, and any substitutions for, or replacements of, any of the foregoing.

     1.24 "Default" shall mean an event, occurrence or circumstance which, with the giving of notice and/or passage of time, would constitute an Event of Default.

     1.25 "Default Rate" shall mean, with respect to any Loan, two percent (2%) plus its Applicable Interest Rate.

     1.26 "Documents" shall mean this Agreement, the Notes, the Guaranties, the Security Documents, the Financing Statements, the Letter of Credit Agreements, and all other documents, agreements and instruments delivered to Agent and/or the Canadian Swingline Lender, in connection with this Agreement as the same may be amended or modified from time to time.

     1.27 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     1.28 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to such amount of Alternate Currency at the spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days before such Advance is made, as such Dollar Amount may be adjusted from time to time pursuant to Section 2.12 or 5.8 hereof. When used with respect to Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or other amount of Dollars to be determined from an asset or other item initially expressed as an amount of Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or other amount initially expressed as an amount of Alternative Currency at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time.

     1.29 "EBITDA" shall mean, as of the last day of any fiscal quarter, Net Income plus the aggregate amounts deducted in determining Net Income for such period in respect of taxes based on income, Michigan single business tax, interest expense and depreciation and amortization, all determined in accordance with GAAP determined (i) with respect to any calculation of EBITDA as of April 4, 1998, by multiplying EBITDA calculated for the quarter then ended by four (4)
(ii) with respect to any calculation of EBITDA as of July 4, 1998, by multiplying EBITDA for the two quarter period then ended by two (2), (iii) with respect to any calculation of EBITDA as of October 3, 1998, by multiplying EBITDA for the three quarters then ended by four thirds (4/3), and (iv) with respect to any subsequent determination thereof, on a rolling four quarter basis, provided however, solely for the purpose of calculating Leverage Ratio during any four quarter period during which a Permitted Acquisition has occurred
(x) EBITDA determined for the entity or business acquired in such Permitted Acquisition (without any annualization pursuant to clauses (i) through (iv) above) shall be included in the calculation hereof, as if such Permitted Acquisition occurred on the first day of such four quarter period, and (y) any Permitted Adjustments related to a Permitted Acquisition shall be added back during the rolling four quarter period which includes the date of the Permitted Acquisition.

     1.30 "EDC" shall mean the Export Development Corporation, an agency of the Canadian government.

     1.31 "EDC Financing" shall mean loans and advances provided to Veltri by the EDC for the purposes and on the terms and conditions described in that certain loan agreement dated as of December 17, 1997 between the EDC and Veltri.

     1.32 "EDC Financing Collateral" shall mean those items delineated on
Schedule I and II attached to the Confirmation dated April __, 1997 by EDC to Agent.

     1.33 "EDC Indemnification" shall mean the indemnification of the EDC by Veltri for the purposes and on the terms and conditions described in that certain indemnification agreement dated as of December 17, 1997 between the EDC and Veltri.

     1.34 "Eligible Accounts" shall mean an Account arising in the ordinary course of the business of a Loan Party which meets each of the following requirements:

          (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

          (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the account debtor; or it arises from services rendered and such services have been performed;

          (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such account debtor, or some other evidence of billing acceptable to Agent;

          (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered to Agent;

          (e) it is a valid, legally enforceable obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part;

          (f) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company;

          (g) the Account is subject to a duly perfected Lien in favor of the Agent on behalf of the Banks pursuant to the Security Documents ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien;

          (h) the Account does not constitute an obligation of: (i) any Governmental Entity, unless such Account may be assigned to the Agent under applicable law and all steps required by the Agent in connection therewith in order that all monies due and to become due thereunder have been assigned to the Agent in accordance with such laws, including notice to the applicable Governmental Entity, have been duly taken or (ii) any Person organized, or located in, a jurisdiction other than a state or territory of the United States or a Province of Canada unless (x) the Account Debtor with respect thereto is a subsidiary of General Motors Corporation, Ford Motor Company or Chrysler Motor Company organized under the laws of and located within the Republic of Mexico or (y) the Account is insured by export credit insurance policies acceptable to Agent, the proceeds of which have been assigned to Agent; and

          (i) the Account has not arisen out of a written order or contract with or from an account debtor which by its nature or terms prevents, restricts, forbids or makes void or unenforceable the assignment to the Agent of such Account, or requires notice to, or the consent of, the account debtor.

     An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

     1.35 "Eligible Equipment" shall mean Equipment owned by a Loan Party which is:

          (a)  used in the ordinary course of such Loan Party's business;

          (b) owned subject to a first perfected security interest granted to Agent on behalf of the Banks and no other Liens other than Subordinate Liens; and

          (c) subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien.

     1.36 "Eligible Inventory" shall mean all Inventory of a Loan Party which is in good and merchantable condition and is not obsolete or discontinued, would properly be classified as "finished goods", "work-in-process" or "raw materials" under GAAP, excluding:

          (a) Inventory covered by or subject to a title retention agreement or a seller's right to repurchase, or any consensual or nonconsensual Lien (including without limitation purchase money security interests) other than Liens in favor of Agent on behalf of Banks and the Subordinate Liens;

          (b) any Inventory which is not subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Liens; and

          (c) tooling inventory which is the subject of an Eligible Tooling Invoice.

Inventory shall be valued at the lesser of cost or market value on a FIFO basis and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

     1.37 "Eligible Tooling Invoices" shall mean invoices rendered and paid by a Loan Party for payment in connection with a supplier's production of tooling for such Loan Party, provided that (i) such Loan Party has in force a contract for the sale of such tooling to a purchaser who is an automobile manufacturer, a first tier supplier to an automobile manufacturer or other Person acceptable to Agent, and (upon any request by Agent therefor) provides a copy of such contract to Agent (ii) such tooling is owned by such Loan Party; (iii) if such actions have been requested by Agent or the Majority Banks, all steps deemed necessary by Agent to perfect a first priority Lien on the relevant tooling in favor of Agent on behalf of Banks shall have been taken, and (iv) each Eligible Tooling Invoice shall cease to be an Eligible Tooling Invoice upon the earliest to occur of the following:

          (a)  240 days after the date of such invoice,

          (b) delivery of the tooling related thereto to the Person purchasing such tooling,

          (c) default under or revocation or termination of the contract or agreement pursuant to which such tooling is to be purchased from Loan Party,

          (d) bankruptcy or insolvency of the Person purchasing such tooling from the Loan Party or the supplier producing such tooling for such Loan Party, or

          (e) such tooling or Eligible Tooling Invoice becomes, or is determined to be included within, Eligible Accounts Receivable, Eligible Inventory or Eligible Equipment. For purposes of this definition, all goods or invoices which would otherwise constitute "Eligible Tooling Invoices" which are financed other than by Advances (including, without limitation, under the EDC Financing) shall be excluded from this definition.

     1.38 "Environmental Laws" shall mean the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituent substances or wastes, including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

     1.39 "Eligible Real Estate" shall mean Leasehold Real Estate and Real Property of a Loan Party:

          (a)  which is used in the ordinary course of a Loan Party's business;

          (b) subject to a first perfected mortgage, deed of trust or leasehold mortgage granted to Agent on behalf of Banks and no other Liens other than Permitted Liens and Subordinate Liens and (in the case of Leasehold Real Estate) Liens on the owner's interests therein securing obligations of such owner; and

          (c) for which Agent has received such surveys, appraisals, title insurance, flood plain certificates, title opinions, environmental report and other assurances and due diligence documentation as Agent shall require in connection therewith.

     1.40 "Equipment" means, with respect to any Person, all tools, machinery, equipment, furniture, chattels, motor vehicles and accessories now owned or hereafter acquired or reacquired by such Person, whether or not conditionally or unconditionally sold to such Person.

     1.41 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code. Section references to ERISA are to ERISA as in effect as of the date of this Agreement and any subsequent amendment, supplement or substitution thereof.

     1.42 "ERISA Affiliates" shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with a Borrower within the meaning of Section 414(b),(c) or (in) of the internal revenue code and regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA and regulations promulgated under that section.

     1.43 "Equity Ownership Plan" shall mean the Talon Automotive Group, Inc. Amended and Restated Equity Ownership Plan dated as of April 28, 1998.

     1.44 "Eurocurrency-based Loan" shall mean a Loan which bears interest at a rate based on the Eurocurrency-based Rate.

     1.45 "Eurocurrency-based Rate" shall mean a per annum interest rate equal to the Eurocurrency Rate for the relevant Loan, plus the Applicable Margin from time to time in effect.

     1.46 "Eurocurrency Lending Office" shall mean Agent's office located at Grand Cayman or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Borrower.

     1.47 "Eurocurrency Rate" shall mean:

          (a) the per annum interest rate at which the Eurocurrency Lending Office offers deposits in the relevant eurocurrency to prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Loan and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by,

          (b) a percentage (expressed as a decimal) equal to one hundred percent (100%) minus that percentage which is in effect on the date for an Advance of a Eurocurrency-based Loan, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements for a member bank of the

               Federal Reserve System with deposits exceeding five billion dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency-based Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States Eurocurrency Lending Office of such a bank to United States residents).

     1.48 "Event of Default" shall mean the Events of Default specified in Sections 11.1 through 11.10 hereof.

     1.49 "Extension Request" shall mean a request for an extension of the Maturity Date made by Borrowers to the Agent in the form attached as Exhibit "B" hereof.

     1.50 "Facility Fee" shall mean the facility fees payable by Borrowers to Agent for the account of the Banks pursuant to Section 2.7 hereof.

     1.51 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     1.52 "Financing Statements" shall mean financing statements filed in accordance with the UCC, the Personal Property Security Act (Ontario) and any other statutes deemed advisable by the Agent, in such filing offices as the Agent deems advisable, describing the Agent (in its capacity as agent for the Banks) as secured party and a Loan Party as debtor, covering the Collateral.

     1.53 "GAAP" shall mean, at any time, generally accepted accounting principles applied in a manner consistent with the application thereof used in the financial statements of Borrowers referred to in Section 8.8 hereof.

     1.54 "Guaranty" shall mean the TAG Guaranty, the Veltri Guaranty, the VS Guaranty, the USA Guaranty and each other guaranty hereafter executed and delivered to Agent and the Banks by a Loan Party pursuant to Section 9.9 hereof, in each case guarantying payment and performance of all indebtedness and obligations of the Borrowers hereunder.

     1.55 "Hedging Agreements" shall mean any currency hedging agreement, rate or currency sway or forward exchange agreement, or other rate protection or foreign exchange agreement from time to time entered between a Borrower and one or more of the Banks and, for the purposes of each Guaranty and other Security Document, the obligations of the Borrowers under each such Hedging Agreement shall be deemed to be obligations hereunder.

     1.56 "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on its Notes or other indebtedness under laws applicable to such Bank which are in effect as of the date hereof or, to the extent allowed by law, under such laws applicable to such Bank which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

     1.57 "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all obligations of any other Person secured by any Lien on any property owned by such first Person, whether or not such obligations have been assumed by such first Person, and (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under interest rate agreements; provided, however, that the term Indebtedness shall not include Affiliate Loans.

     1.58 "Intellectual Property" means, with respect to any Person, any and all issued patents and patent applications, industrial design registrations, trade marks, registrations and applications therefor, trade names and styles, logos, copyright registrations and applications therefor, all of the foregoing owned by or licensed to such Person.

     1.59 "Interest Coverage Ratio" shall mean, as of the date of any determination thereof a ratio, the numerator of which is EBITDA and the denominator of which is Interest Expense for the four quarter period then ended.

     1.60 "Interest Expense" shall mean, for any Person, consolidated interest expense plus interest expense on capital lease obligations, capitalized interest, non-cash interest expense (except for capitalized loan financing costs and non-cash interest expense on indebtedness with respect to which no payment of principal is required to be made prior to the Maturity Date in effect at the time of the relevant calculation of Interest Expense), all Facility Fees or other recurring fees associated with this Agreement, less interest expense associated with Tooling Loans and EDC Financing, provided however, that during the first four quarters ending after the date of this Agreement interest expense (except to the extent attributable to a Person acquired pursuant to a Permitted Acquisition) shall be annualized as if this Agreement and the Senior Subordinated Notes were in effect at all times during the four quarter period of calculation hereof, using actual interest rates and Facility Fee rates in effect as of the Closing Date.

     1.61 "Interest Period" shall mean:

          (a) in the case of any Prime-based Loan, an initial period beginning on the date of the Advance thereof and ending on the next occurring Quarterly Date and thereafter, successive Interest Periods beginning on the day after each Quarterly Date and ending on each succeeding Quarterly Date; and

          (b)  in the case of any Loan which is a Eurocurrency-based Loan one
               (1), two (2), three (3) or six (6) months as selected by a Borrower.

provided however, that:

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day;

               (ii) when an Interest Period for a Eurocurrency-based Loan begins on a day which has no numerically corresponding day in another calendar month during which such Interest Period is to end, it shall end on the last Business Day of such other calendar month; and

               (iii) no Interest Period for any Loan shall extend beyond the
                     Maturity Date.

     1.62 "Initial Public Offering" shall mean a primary sale or sales of capital stock of TAG pursuant to which not more than forty nine percent (49%) of the capital stock of TAG is offered for sale pursuant to a public offering thereof.

     1.63 "Inventory" means, with respect to any Person, all inventory now owned or hereafter acquired by such Person, including: (i) finished goods, work-in-progress, raw materials, new and unused production, packing and shipping supplies; (ii) all new and unused maintenance items; and (iii) all other materials and supplies on hand to be used or consumed or which might be used or consumed in connection with the manufacture, packing, shipping, advertising, selling, or furnishing of goods.

     1.64 "Leasehold Real Estate" means, with respect to any Person, real estate held under a lease, agreement to lease or other right of occupation.

     1.65 "Letter(s) of Credit" shall mean any standby letters of credit hereafter issued by Agent at the request of TAG and for the account of a Loan Party pursuant to Article 3 hereof.

     1.66 "Letter of Credit Agreement" shall mean in respect of each Letter of Credit issued pursuant to this Agreement, the application of TAG requesting Agent to issue such Letter of Credit (including the terms and conditions on the reverse side thereof or otherwise provided therein), in the form and substance acceptable to Agent.

     1.67 "Letter of Credit Fees" shall mean the fees payable to Agent for the account of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

     1.68 "Letter of Credit Maximum" shall mean, as of any date, the lesser of:

          (a)  Ten Million Dollars ($10,000,000); or

          (b) the Revolving Maximum minus the sum of the aggregate principal amount of outstanding Revolving Loans and Swing Loans.

     1.69 "Letter of Credit Notice" shall mean Agent's notice of the issuance of a Letter of Credit in the form attached hereto as Exhibit "C".

     1.70 "Letter of Credit Obligation" shall mean the obligation of TAG under each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing under such Letter of Credit Agreement.

     1.71 "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity as issuer of a Letter of Credit as a result of a draw against any Letter of Credit.

     1.72 "Leverage Ratio" shall mean, as of any date, the ratio of:

          (a) an amount equal to the difference between the Borrowers Indebtedness less a sum equal to the Tooling Loans then outstanding and cash and cash equivalents then on hand; to

          (b)  EBITDA.

     1.73 "Lien" means, with respect to any Property, any charge, mortgage, pledge, hypothecation, security interest, lien, conditional sale (or other title retention agreement or lease in the nature thereof), lease, servitude, assignment, adverse claim, defect of title, restriction, trust, right to set-off or other encumbrance of any kind in respect of such Property (including any Lien accounted for as a capitalized lease obligation for purposes of a balance sheet prepared in accordance with GAAP), whether or not filed, recorded or otherwise perfected under applicable law.

     1.74 "Loan" shall mean any one or more Swing Loan, Revolving Loan and/or Letter of Credit Obligation, or all of them, as the context indicates.

     1.75 "Loan Party" shall mean each Borrower and each Subsidiary of a Borrower.

     1.76 "Majority Banks" shall mean, so long as the Revolving Commitment is in effect, banks whose Percentages are, in aggregate, in excess of fifty percent (50%) and thereafter, Banks having outstanding Loans in excess of fifty percent (50%) of all Loans then outstanding.

     1.77 "Material Adverse Effect" shall mean:

          (a) any materially adverse effect with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition or prospects of a Borrower; or

          (b) any facts or circumstance as to which singly or in the aggregate, create a reasonable likelihood of such a materially adverse change, or a reasonable likelihood that a Borrower will be rendered unable to perform obligations under any of the Documents, or a reasonable likelihood that Agent or the Banks will be rendered unable to enforce in any material respect rights or remedies purported to be granted them under any of the Documents.

     1.78 "Merger" shall mean (i) the corporate merger of Production Stamping, Inc., J & R Manufacturing, Inc., Hawthorne Metal Products, Inc. and Talon Automotive Group, L.L.C., with Production Stamping, Inc. as the surviving corporation and (ii) the adoption of such surviving entity of the name "Talon Automotive Group, Inc."

     1.79 "Maturity Date" shall mean, April 27, 2003, or such later date to which it may be extended at the request of Borrower, and in the sole discretion of Agent and the Banks, pursuant to Section 2.9 hereof.

     1.80 "Mortgages" shall mean mortgages, deeds of trust or debentures executed by a Loan Party pursuant to which such Person grants Agent (in its capacity as agent for the Banks) a first priority mortgage on the Real Property and/or Leasehold Real Estate of such Loan Party.

     1.81 "Multiemployer Plans" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which Borrower or any ERISA Affiliate is or has been required to contribute.

     1.82 "Net Income" shall mean, for any period of any determination thereof, the net income before extraordinary items (reduced by the amount of any dividend paid during the period of determination pursuant to clause (b) of Section 10.5 hereof) all determined in accordance with GAAP.

     1.83 "Net Proceeds" shall mean, with respect to any issuance of equity interests of a Borrower or any Subsidiary, the net proceeds of such event after reasonable expenses associated with such issuance (including reasonable commissions, legal and accounting fees and expenses) and, when used in connection with the Initial Public Offering, shall also be net of (x) any tax expense incurred in connection with TAG's revocation of its election to be treated as an S corporation, to the extent such revocation is made in connection with the Initial Public Offering, and (y) any dividend payable out of proceeds of the Initial Public Offering to the extent approved by the Majority Banks in writing acting in their sole discretion.

     1.84 "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of a Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person, less treasury stock, all as determined under GAAP.

     1.85 "Notes" shall mean any one or more of the promissory notes made by Borrower to the Banks as evidence of Loans pursuant to Section 2.2 hereof, or all of them, as the context indicates.

     1.86 "Pension Plans" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by a Borrower or any ERISA Affiliate.

     1.87 "Percentage" shall mean, with respect to any Bank, the percentage set forth opposite its name on Exhibit "D" hereto, as such Percentages may change from time to time pursuant to Section 13.5(a) hereto.

     1.88 "Permitted Acquisition" shall mean the merger of a Borrower or a Subsidiary with another Person, or the acquisition by a Borrower or a Subsidiary of a majority of the Stock of, or all or substantially all of the assets of, any Person or of an operating division of any Person, or to the extent allowed under clause (j) below, the investment by a Borrower or a Subsidiary of a Borrower in a Person who is not a Borrower or a Subsidiary of a Borrower so long as:

          (a) No Default or Event of Default shall exist immediately before and after giving effect of such merger or acquisition;

          (b) if a Borrower is party to such transaction, it shall be the surviving entity in any such transaction;

          (c) prior to the consummation of such merger or acquisition, the Borrowers shall have provided to the Agent an opinion of counsel that such merger or acquisition complies with this Agreement, all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, such certificate shall contain such other information and certifications as requested by the Agent and be in form and substance satisfactory to the Agent;

          (d) at least seven (7) Business Days prior to the consummation of such merger or acquisition, the relevant Borrower shall have delivered all acquisition documents and other agreements and documents or information relating to such merger or acquisition reasonably requested by Agent in form and substance satisfactory to Agent, and a certificate of Chief Financial Officer or Treasurer of the relevant Borrower together with pro forma computations acceptable to Agent which demonstrate compliance with all financial covenants hereunder from the consummation date of the acquisition through the Maturity Date and the Agent shall have completed a satisfactory review thereof and completed such other due diligence reasonably satisfactory to the Agent;

          (e) the Leverage Ratio (calculated on a proforma basis and giving affect to such transaction) shall be at least 0.25 below the level required under Section 10.4 of this Agreement and the Interest Coverage Ratio shall be not less than 2.0:1.0;

          (f) both before and after giving effect to such merger or acquisition and any Advances to be utilized in connection therewith, the Revolving Maximum in effect shall exceed the Loans and Letters of Credit outstanding by not less than Ten Million Dollars ($10,000,000);

          (g) the target of such merger or acquisition shall be in the same line of business as the Borrowers;

          (h) the target of such merger or acquisition shall not be or ever have been in any bankruptcy proceeding;

          (i) total purchase price (including seller notes and assumed or subsidiary indebtedness, but excluding reasonable transaction fees) for any particular Permitted Acquisition shall not exceed Sixty Million Dollars ($60,000,000);

          (j) the total amount expended or invested in the case of Permitted Acquisitions of interests in Persons who are not (and will not be upon consummation thereof) Subsidiaries of a Borrower shall not exceed Five Million Dollars ($5,000,000) in aggregate amount.

     1.89 "Permitted Adjustment" shall mean an amount determined by Agent, from its review of information provided it in connection with a Permitted Acquisition, to be demonstrable savings to be achieved with respect to the operations, entity or business to be acquired which, in Agent's sole judgment, will be appropriate to add back to the calculation of EBITDA pursuant to clause
(y) of the definition thereof.

     1.90 "Permitted Holders" shall mean (i) Randolph J. Agley, Judith A. Agley, James R. Agley, Joseph A. Agley, James J. Agley, Michael T. Timmis, Nancy E. Timmis, Michael T.O. Timmis, Wayne C. Inman or Amelia P. Inman, (ii) any relative, family member or any Person controlled by any of the persons listed in subparagraph (i) above, (iii) any trust including, without limitation, a charitable remainder trust, created by or for the benefit of any of the persons listed in subparagraphs (i) or (ii) above and (iv) any private foundation created by any of the persons listed in subparagraphs (i) or (ii) above.

     1.91 "Permitted Liens" shall mean:

          (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent, or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves, (to the extent required by GAAP) have been established;

          (b) Liens in respect of property or assets of a Loan Party which were imposed by law in the ordinary course of business, such as carriers', warehousemen's and construction Liens and other similar Liens arising in the ordinary course of business, which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens (other than any Lien imposed by ERISA or pursuant to Environmental Laws) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other type of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrow money or the equivalent);

          (d) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of a Loan Party, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates and which do not materially adversely affect the value of the Real Property to which it relates;

          (e) The Lien of any judgment rendered which does not give rise to a Default or Event of Default and Liens created by deposits of cash or cash equivalents permitting the relevant Loan Party to appeal court judgments that are being contested in good faith by appropriate proceedings and do not give rise to a Default or an Event of Default; and

          (f) Assignments, leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the relevant Loan Party's business and not materially affecting the value of the Collateral.

     1.92 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, association, syndicate, joint venture, joint stock company, or a government or any agent or political subdivision thereof or other entity of any kind, and pronouns have a similarly extended meaning.

     1.93 "Prime Rate" shall mean:

          (a) for all purposes other than those specified in clause (b) below, the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time, and

           (b) with respect to Swing Loans made by the Canadian Swingline Lender, and Canadian Dollar denominated Advances under the Revolving Loan to the extent and so long as they are carried as Prime-based Loans pursuant to Section 5.3 or 5.4 hereof, the Canadian Swingline Lender's reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its "prime rate,"

which rates are set by the Agent and Canadian Swingline Lender as their prime rates for borrowers, based on their respective costs, desired return and general economic conditions as such rates may vary from time to time, which rates are not necessarily the lowest rate on loans made by the Lender or Canadian Swingline Lender at any such time.

     1.94 "Prime-based Loan" shall mean a Loan which bears interest at the Prime-based Rate.

     1.95  "Prime-based Rate" shall mean, as of any day:

           (a) that rate of interest which is the greater of: (i) the Prime Rate; or (ii) the Alternate Base Rate; plus

           (b)  the Applicable Margin then in effect.

     1.96 "Property" means, with respect to any Person, any interest of such Person in any land or property or asset, wherever situated, whether real or immovable, personal, movable or mixed, tangible or corporeal, intangible or incorporeal, including capital stock in any other Person.

     1.97 "Quarterly Date" shall mean the last Business Day of each March, June, September and December.

     1.98 "Real Property" shall mean all right, title and interest of a Loan Party in the real property (including, without limitation, that real property described in Exhibit "E" hereto), whether as owner, lessee or otherwise, and whether now existing or hereafter arising.

     1.99 "Request for Loan" shall mean a request for an Advance under a Note issued by a Borrower under this Agreement in the form annexed hereto as Exhibit "F".

     1.100 "Restructuring" shall mean the exchange of shares by the former shareholders of the constituent corporations to the Merger and the prior direct and indirect shareholders of Veltri pursuant to which (i) each such shareholder exchanges its prior shares in such corporations for shares in TAG; and (H) VS and USA become wholly owned direct Subsidiaries of TAG and Veltri becomes a wholly owned indirect Subsidiary of TAG.

     1.101 "Revolving Loan" shall mean the revolving credit loans to be advanced and readvanced to Borrowers pursuant to Section 2.1 hereof.

     1.102 "Revolving Loan Commitment" shall mean One Hundred Million Dollars ($100,000,000) or such lesser amount to which it may be reduced pursuant to
Section 2.8 hereof.

     1.103 "Revolving Loan Subcommitment" shall mean Thirty Million Canadian Dollars (Cdn $30,000,000) or such lesser amount to which the Revolving Loan Commitment is reduced pursuant to Section 2.8 hereof.

     1.104 "Revolving Maximum" shall mean, as of any date, the lesser of: (a) Revolving Loan Commitment, or (b) the Borrowing Base.

     1.105 "Security Documents" means those agreements and other documents in favor of the Agent for the benefit of itself and the Banks described in Sections 7.1(a) and 9.9 hereof, as such documents may be amended or supplemented from time to time, and any other agreement or instrument which the Agent for the benefit of itself and the Banks may from time to time deem necessary for the purpose of obtaining, creating, perfecting, preserving or protecting any of the Liens in favor of the Agent in any of the Collateral.

     1.106 "Senior Subordinated Debt Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith.

     1.107 "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by TAG pursuant to the Senior Subordinated Note Indenture in the aggregate principal amount not less than One Hundred Twenty Million Dollars ($120,000,000) or greater than One Hundred Twenty Five Million Dollars ($125,000,000) due May 1, 2008.

     1.108 "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the TAG and U.S. Bank Trust National Association as trustee, dated as of even date herewith, as amended or modified from time to time.

     1.109 "Services Agreement" shall mean that certain business services agreement dated as of July 1, 1997, as amended and restated as of April 1, 1998, between TAG and Talon L.L.C.

     1.110 "Stock" shall mean, with respect to any Loan Party, any shares of capital stock of any Person, or other equity or ownership interest in, any other Person owned, held or otherwise controlled by such Loan Party.

     1.111 "Subordinate Liens" shall mean the Liens which are subject to the Veltri Subordination Agreement.

     1.112 "Subordination Agreement" shall mean a subordination agreement in form and content satisfactory to Agent, subordinating payment of the Affiliate Loans to the prior payment of all of the Indebtedness owing by Borrower to Agent and the Banks.

     1.113 "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Agent and the Banks in manner and by agreement satisfactory in form and substance to the Agent and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all indebtedness owing pursuant to the Senior Subordinated Debt Documents.

     1.114 "Subsidiary" shall mean any corporation, limited partnership, joint venture or other business entity in which a Borrower or a Subsidiary of Borrower now or hereafter holds direct or indirect ownership of fifty percent (50%) or more of the voting interests or equity interests.

     1.115 "Swing Loan" shall mean the swing loans to be advanced and readvanced to a Borrower from time to time pursuant to Section 2.2 hereof.

     1.116 "Swing Loan Commitment" shall mean, as of any date,

           (a) With respect to Swing Loans made by Agent to TAG, Five Million Dollars ($5,000,000);

           (b) with respect to Swing Loans made by the Canadian Swingline Lender to Veltri, Five Million Canadian Dollars ($5,000,000
                Cdn); and

           (c) with respect to all Swing Loans outstanding at any time (whether advanced by Agent or the Canadian Swingline Lender, or both of them) the principal amount by which the Revolving Maximum exceeds the aggregate amount of Revolving Loans and Letters of Credit then outstanding.

     1.117 "TAG Guaranty" shall mean a guaranty agreement executed and delivered by the TAG to Agent and the Banks, pursuant to which the TAG unconditionally guaranties payment and performance of the indebtedness and obligations of Veltri under this Agreement and the other Documents.

     1.118 "Termination Event" shall mean, (i) a "reportable event" described in
Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the
PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Section 4203 and 4205, respectively, of ERISA) of a Borrower or any ERISA Affiliate from a

Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Section 4245 and 4241, respectively, or ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security.

     1.119 "Tooling Loan" shall mean all Advances at any time made and outstanding hereunder for the purpose of financing dies, molds, tooling and similar items to be produced for or by a Loan Party in connection with an Eligible Tooling Invoice.

     1.120 "Tooling Maximum" shall mean Fifteen Million Dollars ($15,000,000).

     1.121 "UCC" shall mean Public Act 174 of 1962 of State of Michigan, as amended.

     1.122 "USA" shall mean Veltri Holdings USA, Inc., an Indiana corporation and a wholly owned Subsidiary of TAG.

     1.123 "USA Guaranty" shall mean a guaranty agreement executed and delivered by USA to Agent and the Banks, pursuant to which USA unconditionally guarantees payment and performance of the indebtedness and obligations of Borrowers under this Agreement and the other Documents.

     1.124 "Veltri Guaranty" shall mean a guaranty agreement executed and delivered by Veltri to Agent and the Banks, pursuant to which Veltri unconditionally guarantees payment and performance of the indebtedness and obligations of TAG under this Agreement and the other Documents.

     1.125 "Veltri Subordination Agreement" shall mean an agreement in form and content satisfactory to Agent pursuant to which Michael Veltri (individually and as trustee under trust agreement dated December 17, 1992) agrees that all Liens granted as security for Indebtedness of Veltri are and shall be subordinate to, and postponed in favor of Liens granted to Agent as security for Indebtedness to Agent and the Banks.

     1.126 "VS" shall mean VS Holdings, Inc., a Michigan corporation and a wholly owned subsidiary of TAG.

     1.127 "VS Guaranty" shall mean a guaranty agreement executed and delivered by VS to Agent and the Banks pursuant to which VS unconditionally guaranties payment and performance of the obligations of Borrowers under this Agreement and the other Documents.

     1.128 "Year 2000 Issue" shall mean any significant risk that computer hardware or software used in Borrowers' or their Subsidiaries' businesses or operation will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

2.   THE INDEBTEDNESS

     2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to lend to Borrowers from time to time from the date of this Agreement until the Maturity Date, such Bank's respective Percentage of each Revolving Loan, with such Advances to be made in Dollars (in the case of Advances to TAG) or Alternative Currency (in the case of Advances to Veltri), in aggregate principal Dollar Amount outstanding at any time not to exceed the Revolving Maximum, and (b) in the case of Advances outstanding to Veltri, the Revolving Loan Subcommitment.

     2.2 SWING LOAN. Subject to the terms and conditions of this Agreement, Agent and Canadian Swingline Lender agree to Lend to Borrowers, in Dollars (in the case of Agent) or Alternative Currency (in the case of the Canadian Swingline Lender), at any time, Swing Loans in aggregate principal amount outstanding from time to time not to exceed the Swing Loan Commitments applicable to Agent and Canadian Swingline Lender. Subject to the terms and conditions of this Agreement, Canadian Swingline Lender may, at the request of Veltri, at any time and from time to time from the Closing Date until the third
(3rd) Business Day prior to the Maturity Date, issue Canadian Dollar denominated letters of credit in an aggregate amount outstanding not to exceed One Million Dollars ($1,000,000), for the account of Veltri. Such letters of credit shall constitute use of the Swing Loan Commitment of the Canadian Swingline Lender.

     2.3  NOTES. The Loans shall be evidenced by promissory notes made:

          (a) in the case of the Revolving Loan, in the form attached as Exhibit "G" (i) made by TAG to each Bank in principal amounts equal to each Bank's Percentage of the Revolving Loan Commitment, and (ii) made by Veltri to each Bank in principal amounts equal to each Bank's Percentage of the Revolving Loan Subcommitment;

          (b) in the case of the Swing Loans, (i) advanced by Agent, in the form attached as Exhibit "H" it made by TAG to Agent in the principal amount of Five Million Dollars ($5,000,000) and (ii) advanced by Canadian Swingline Lender, in the form attached as Exhibit "I" made by Veltri to the Canadian Swingline Lender in the principal amount of Five Million Canadian Dollars ($5,000,000
               Cdn).

     2.4 TYPES OF LOANS AND MATURITY. Each of the Notes, and all principal and interest then outstanding thereunder, shall mature and become due and payable in full on the Maturity Date. Each Loan from time to time outstanding shall be either a Prime-based Loan or a Eurocurrency-based Loan as the relevant Borrower may elect or as otherwise applicable pursuant to the provisions hereof; provided, however, that the Applicable Interest Rate for all Swing Loans shall be the Prime-based Rate. The amount and date of each Loan, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be presumed correct absent manifest error.

     2.5 REQUESTS FOR LOANS. Borrower may request Loans by delivery to Agent (and, in the case of a request by Veltri for a Swing Loan from Canadian Swingline Lender, simultaneous delivery to the Canadian Swingline Lender) of a Request for Loan executed by an authorized officer and subject to the following:

          (a) each such Request for Loan shall indicate the Loan to which it relates and shall set forth all other information required on the Request for Loan form;

          (b) each such Request for Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Loan, except in the case of a Prime-based Loan, for which the Request for Loan must be delivered by 10:00 a.m. (Detroit time) on such proposed date;

          (c) the principal amount of such Advance, plus the amount of any outstanding Advance under the same Notes having the same Applicable Interest Rate and Interest Period shall be at least:
               (i) in the case of a Prime-based Loan (other than a Swing Loan), One Million Dollars ($1,000,000), or a greater integral multiple of One Hundred Thousand Dollars ($100,000); (ii) in the case of a Eurocurrency-based Loan, Two Million Dollars ($2,000,000) or a greater integral multiple of One Hundred Thousand Dollars ($100,000) or an equivalent Dollar Amount of Alternative Currency; and (iii) in the case of a request for a Swing Loan, Two Hundred Fifty Thousand Dollars ($250,000) if made to Agent and Two Hundred Fifty Thousand Canadian Dollars ($250,000 Cdn) if made to the Canadian Swingline Leader;

          (d) a Request for Loan, once delivered to Agent, shall not be revocable by Borrower;

          (e) upon the making of the Advance for which the Request for Loan relates Eurocurrency-based Loans in effect shall not exceed six
               (6);

          (f) each Request for Loan shall constitute a certification by the Borrower as of the date thereof that all of the conditions set forth in Section 7.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested;

          (g) the principal amount requested, together with the principal amount of all other Advances and Letter of Credit Obligations then outstanding shall not exceed the Revolving Maximum;

          (h) if such Request for Loan is for a Tooling Loan, the principal amount requested, together with the principal amount of all other Tooling Loans outstanding will not exceed the Tooling Maximum; and

          (i) if the Requests for Loan is made by Veltri (i) the Advance requested shall be denominated in Canadian Dollars, (ii) upon the making thereof, there shall be no more than three (3) Interest Periods in effect with respect to

               Advances denominated in Canadian Dollars, (iii) the Advance requested shall not exceed, when added to the aggregate amount of all other Advances to Veltri then outstanding, the Revolving Loan Subcommitment and (iv) the Advances requested shall be a Eurocurrency-based Loan (if it is to be made by the Bank under Revolving Notes) or a Prime-based Loan (if it is to be made by the Canadian Swingline Lender).

     2.6  DISBURSEMENT OF LOANS. Upon receiving any Request for Loan under
Section 2.5 hereof or upon Agent's or Canadian Swingline Lender's exercise of its discretion to have their respective Swing Loans refunded by the Banks with Revolving Loans pursuant to Section 2.13 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone, including facsimile transmission (confirmed by wire or telex) of the date for such Advance, its Applicable Interest Rate and the amount and currency of the Advance to be made by said Bank pursuant to its Percentage of the relevant Loan. Each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of such Advance, make available the amount of its Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan. Subject to submission of an executed Request for Loan without exceptions noted in the compliance certification therein, Agent shall: (i) in the case of a Revolving Loan made for the purpose of refunding a Swing Loan, apply the proceeds of the Advance toward payment of the relevant Swing Loan, and
(ii) in each other case make available to Borrower, not later than 4:00 p.m. (Detroit time) on such date, the aggregate of the amounts so received by it in like funds by credit to an account of Borrower, maintained with Agent or to such other account or third party as Borrower may direct. Unless Agent shall have been notified by any Bank prior to the funding of any proposed Advance that such Bank does not intend to make its Percentage of the Advance available, Agent may assume that such Bank has made such amount available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower and Borrower shall repay such amount to Agent. Agent shall also be entitled to recover from such Bank or Borrower interest on such amount in respect of each day from the date such amount was made available by Agent to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate, in the case of Borrower and the Federal Funds Effective Rate in the case of a Bank. The obligation of any Bank to make any Advance shall not be affected by the failure of any other Bank to make any Advance and no Bank shall have any liability to Borrower, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

     2.7 FACILITY FEES. On even date herewith and on each Quarterly Date hereafter, the Borrowers shall pay to the Agent on behalf of Banks, Facility Fees in the amount of the Applicable Margin for Facility Fees then in effect multiplied by the Revolving Loan Commitment. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of such Facility Fees, based upon the Percentages of the Revolving Loan Commitment of each Bank during the applicable period.

     2.8 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENT. Upon at least five (5) Business Days' prior written notice to the Agent, Borrowers may permanently reduce the Revolving Loan Commitment, in whole or in part, provided that:

          (a) each partial reduction of the Revolving Loan Commitment shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof;

          (b) each reduction or termination shall be accompanied by the payment of the Facility Fee accrued on the amount of the Revolving Loan Commitment so reduced through the date of such reduction or termination;

          (c) the Revolving Loan Commitment as so reduced shall not be less than the sum of undrawn face amount of outstanding Letters of Credit; and

          (d) the Borrowers shall prepay Revolving Loans and/or Swing Loans in the amount, if any, by which the principal amount of Revolving Loans and Swing Loans, plus the aggregate face amount of all unexpired Letters of Credit as of the date of such reduction exceeds the amount of the Revolving Loan Commitment as so reduced, together with interest thereon to the date of prepayment and any additional amounts required thereon pursuant to Section
               5.1 hereof.

     2.9 EXTENSIONS OF MATURITY DATE. Provided that no Default or Event of Default has occurred and is continuing, Borrowers may, by delivery of an Extension Request to Agent and each Bank (which Extension Request shall be irrevocable, shall not be deemed effective unless actually received by Agent and each Bank and shall be accompanied by delivery of audited financial statements for the fiscal year most recently ended and financial projections for the Borrowers for the period from the date of such Extension Request through the date to which Borrowers request the Maturity Date to be extended to):

          (a) prior to April 15, 1999, but not before March 15, 1999, request that the Banks extend the then Maturity Date to May 15, 2004 (such request, the "Initial Request"); and

          (b) prior to April 15, but not before March 15, of each year beginning in 2000 (if the Initial Request is made and approved by the Banks), request that the Banks extend the then applicable Maturity Date to a date that is one year later than the Maturity Date then in effect (each such request, a "Subsequent Request").

Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Initial Request or any Subsequent Request, as the case may be, give written notice to the Agent stating whether such Bank is willing to extend the Maturity Date as requested. If Agent has received the aforesaid written approvals of such Initial Request or Subsequent Request, as the case may be, from each of the Banks, then, so long as no Default or Event of Default has occurred and is continuing, effective upon such Maturity Date, the Revolving Credit Maturity Date shall be so extended, in the case of the Initial Request to May 15, 2004 and in the case of any Subsequent Request for an additional one year period, the term Maturity Date shall mean such extended date and Agent shall promptly notify the Borrowers and the Banks that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such the Initial Request or any Subsequent Request within thirty (30) calendar days of the date of Agent's receipt of such Request, then
(x) the Banks shall be deemed to have declined to extend the Maturity Date, (y) the then-current Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.9, unless such non-extension relates to the Initial Request) and (z) the commitments of the Banks to make Advances shall terminate on the Maturity Date then in effect, and Agent shall promptly notify Borrowers and the Banks thereof.

     2.10 PURPOSE OF LOANS. As of the Closing Date, an initial Revolving Loan shall be made primarily for the purpose of refinancing existing indebtedness under the credit agreements described in Section 7.1(o) hereof. Thereafter Swing Loans and Revolving Loans shall be available to and used by Borrowers for their general corporate purposes, including without limitation, financing of Permitted Acquisitions.

     2.11 PREPAYMENT AND READVANCES. Each of the Loans from time to time outstanding hereunder may be prepaid (subject to Sections 4.4 and 5. 1) from time to time in accordance with the terms of this Agreement. Amounts so prepaid shall be available for readvance. Notwithstanding anything to the contrary herein, in the event of an Initial Public Offering or any private sale or issuance of equity of a Borrower's or any Subsidiary, Borrowers shall prepay Loans by an amount not less than the Net Proceeds of such Initial Public Offering or other sale or issuance of equity immediately upon Borrowers or such Subsidiaries receipt thereof (other than pursuant to the Equity Ownership Plan).

     2.12 CURRENCY APPRECIATION; REDUCTION OF INDEBTEDNESS. If at any time the Dollar Amount of Advances outstanding added to the outstanding Letter of Credit Obligations, calculated as of the last day of any Interest Period applicable to any Advance exceeds the Revolving Maximum, the Borrowers shall, immediately on demand by Agent, repay Advances of Revolving Loans or Swing Loans, or reduce any requests for Advances of Revolving Loans or Swing Loans pending on such day, by an amount equal to such excess.

     2.13 SWING LOAN REFUNDING.

          (a) The Agent or the Canadian Swingline Lender may at any time in their sole and absolute discretion require that their respective Swing Loans be refunded by a Revolving Loan which is a Prime-based Loan, and upon notice thereof by the Agent or the Canadian Swingline Lender (as applicable) to the Borrowers and the Banks, TAG shall be deemed to have requested a Revolving Loan bearing interest at the Prime-based Rate in an amount equal to the Dollar Amount of any such Swing Loan, and such Revolving Loan shall be made to refund such Swing Loan. Such

               Revolving Loan shall be disbursed, and each Bank shall make its Percentage thereof available, notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in
               Section 7.2 hereof or any other condition; provided, however,
               that such disbursement: (A) shall not be deemed to be    a
               waiver of any Event of Default or Default, if any, and (B) shall be made by each Bank on the Business Day after such notice is made to the Bank. If for any reason (including without limitation as a result of the occurrence of a bankruptcy filing), Revolving Loans may not be made and the Agent is then requiring that any Swing Loan be refunded by a Revolving Loan, effective on the date each Revolving Loan would otherwise have been made under this Section 2.13, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of a disbursement of any Revolving Loan, to the extent of such Bank's Percentage, purchase a participation interest in such Swing Loan.

          (b)  Each Bank's obligation to comply with the terms of this
               Section   2.13,    shall   be   absolute   and unconditional
               and  shall  not  be  affected  by  any   circumstance,
               including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower may have against the Agent, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by a Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.14 ACCOUNT NETTING. Veltri authorizes the Canadian Swingline Lender, daily or otherwise as and when determined by the Canadian Swingline Lender from time to time, to ascertain the position or net position (as the case may be) between Veltri and the Canadian Swingline Lender in respect to any deposit accounts maintained by Veltri with the Canadian Swingline Lender and that:

          (a) if such position or net position is a credit in favor of Veltri, the Canadian Swingline Lender may apply the amount of such credit or any part thereof as a repayment of the Swing Loan provided by the Canadian Swingline Lender and the Canadian Swingline Lender will debit such account with the amount of such repayment; and

          (b) if such position or net position is a debit in favor of the Canadian Swingline lender, the Canadian Swingline Lender will make an Advance under its Swing Loan in an amount as may be required to place such account in such credit or net credit position as has been agreed between Veltri and Canadian Swingline Lender from time to time, and the Canadian Swingline Lender may increase the unpaid balance owing under its Swing Loan, and credit such account with the amount of such advance.

3.   LETTERS OF CREDIT

     3.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, Agent may, at the request of TAG, at any time and from time to time from the Closing Date until the third (3rd) Business Day prior to the Maturity Date, issue Letters of Credit for the accounts of Loan Parties, in an aggregate amount at any one time outstanding not to exceed the Letter of Credit Maximum. Each Letter of Credit shall provide an initial expiration date not later than the earlier of (a) one (1) year from its date of issuance (subject to renewals) and that it is available by drafts drawn at sight and presentation of documents; and (b) three (3) Business Days prior to the Maturity Date.

     3.2 CONDITIONS TO ISSUANCE. No Letter of Credit shall be issued pursuant to Section 3.1 hereof unless, as of the date the issuance of such Letter of Credit is requested:

          (a) the face amount of the Letter of Credit requested, plus the undrawn face amount of all other outstanding Letters of Credit will not exceed the Letter of Credit Maximum;

          (b) the face amount of the Letter of Credit requested, plus the principal amount of all Loans then outstanding, will not exceed the Revolving Maximum;

          (c) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of TAG;

          (d) TAG shall have delivered to Agent, not less than five (5) Business Days prior to the requested date for issuance, the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent;

          (e) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit, or any Bank from taking an acquiring of its interest pursuant to
               Section 3.3 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) of or from any governmental authority shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its interest in the Letter of Credit requested or letters of credit generally;

          (f) Agent shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof; and



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
          (g) all of the conditions set forth in Section 7.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date requested for issuance of such Letter of Credit.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by TAG of the matters set forth in this Section 3.2(a) through (g).


     3.3 PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of any Letter of Credit, each Bank shall be deemed to have, without further action on the part of Agent or any Bank, irrevocably and unconditionally purchased and received, without recourse or warranty, a participation in and assignment of Agent's engagement under such Letter of Credit in an amount equal to each such Bank's then Percentage of the face amount of such Letter of Credit, and Banks hereby absolutely and unconditionally assume, as primary obligors and not sureties, and unconditionally agree to pay and discharge when due in accordance with the terms hereof, their respective Percentages of the Letter of Credit Payments under such Letters of Credit. Agent shall deliver to each Bank a Letter of Credit Notice with respect to the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and each Bank's Percentage thereof.

     3.4 LETTER OF CREDIT FEES. TAG agrees to pay to Agent, for the accounts of the Banks, Letter of Credit Fees with respect to the undrawn face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin with respect to Letters of Credit. Such fees shall be payable quarterly in arrears on each Quarterly Date and shall be assessed for the actual number of days elapsed from the date of the issuance of each Letter of Credit until the earlier of the date of expiration of such Letter of Credit, or the date of surrender of such Letter of Credit. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Letter of Credit Fees, based upon the Percentage interests of each such Bank in the Letters of Credit to which such Letters of Credit Fees relate.

     3.5 ISSUANCE FEES. In connection with the Letters of Credit, TAG will pay, for the sole account of the Agent, letter of credit issuance fees in the amount of one-quarter percent (1/4%) of the face amount of each Letter of Credit (payable on issuance) and standard administration, payment and cancellation charges assessed by Agent, at the times, in the amounts and on the terms separately agreed upon (or to be separately agreed upon from time to time) between Agent and Borrower.

     3.6  DRAWS UNDER LETTERS OF CREDIT.

          (a) Upon receipt of any draw against a Letter of Credit, Agent shall promptly notify TAG of the amount of such draw and the date for payment of such draw. TAG hereby agrees to deposit with Agent, on the first Business Day subsequent to such notice, funds sufficient to pay all Letter of Credit Obligations with respect to such draws. So long as all of the conditions set forth in Sections 2.5 and 7.2 hereof are complied with, TAG shall be entitled to fund such deposit with proceeds of an Advance requested in accordance with Section
               2.5 hereof. In the event that sufficient funds are

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

               not deposited with Agent on or before the date for payment of a draw, Agent shall so notify Banks and, immediately upon Agent's payment under any Letter of Credit and for all purposes of this Agreement and the Documents, the amount paid as a result of such draw: (i) shall constitute a Revolving
               Loan made by Banks in accordance with the Percentages in effect on such date, whether or not TAG is then entitled to request Advances under this Agreement or is in default hereunder or otherwise (and TAG shall not be entitled to refuse any such Advance); (ii) shall be evidenced by the Notes evidencing the Revolving Loans; (iii) shall bear interest at the Default Rate applicable to Prime-based Loans which are Revolving Loans until repaid; and (iv) shall be due and payable on demand.

          (b) Any amounts so paid by Agent pursuant to a draft against any Letter of Credit (regardless of whether it is considered to be an Advance), with interest thereon as aforesaid, shall be considered to be a Revolving Loan for all purposes of this Agreement and the Documents, and shall be covered thereby to the full extent thereof.

          (c) In the event that TAG fails to deposit with Agent funds sufficient to pay Letter of Credit Obligations with respect to any draw (whether through an Advance requested pursuant to Section 2.5 or otherwise) on a timely basis, from the date of Agent's payment on such draw until such Letter of Credit Obligations resulting from such draw shall have been paid, Borrowers shall not be entitled to request or receive any direct Advance under Notes or to request or receive any other Loans or the issuance of Letters of Credit hereunder.

     3.7 FUNDING OF LETTER OF CREDIT PAYMENT AS ADVANCE. By or before 11:00 a.m. (Detroit Time) on the date for payment of any draw on any Letter of Credit, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such draw (providing each Bank with a copy of the draft and accompanying certificate), and, if applicable, the amount of resulting Advances to be made pursuant to Section 3.6(a) hereof. If such an Advance is required pursuant to Section 3.6(a) hereof, each Bank hereby irrevocably and unconditionally agrees to make available the amount of its Percentage of such Advance in immediately available funds in Dollars to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan, no later than 2:00 p.m. (Detroit time) on the date the Letter of Credit Payments are to be made in connection with such draw. In the event such draw is not considered to be or is subsequently determined not to constitute an Advance hereunder, each Bank shall nevertheless be obligated to purchase from Agent a participation interest in its Percentage of the draw, for an amount equal to its Percentage thereof. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify TAG, and TAG shall immediately repay such amount to Agent. Agent shall also be entitled to recover from such Bank or TAG, as the case may be, interest on such amount in respect of each day from the date such amount was paid by Agent pursuant to the draft related thereto, at a rate per annum equal to: (i) in the case of TAG, the Default Rate applicable to Prime-based Loans which are Revolving Loans; and (ii) in the case of a Bank, the Federal Funds Effective Rate until two (2) Business Days after such amount was paid by Agent and thereafter, the rate provided for TAG in clause (i) of this sentence. The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, or to fund its Percentage of any Letter of Credit Payment, as the case may be, and no Bank shall have any liability to either Borrower, the Agent, or any other Bank for another Bank's failure to make any such Advance hereunder, or to fund the Percentage of any other Bank.

     3.8 OBLIGATIONS IRREVOCABLE. The obligations to make payments to Agent with respect to Letter of Credit Obligations under Section 3.6 hereof, and the obligations of Banks to make Advances with respect to and purchase interests in, Letter of Credit Payments pursuant to Section 3.7 hereof, shall be irrevocable and not subject to any qualification or exception whatsoever, including:

          (a) invalidity or unenforceability of this Agreement or any other Documents or any portions hereof or thereof;

          (b) the existence of any claim, set-off, defense or other right which any Borrower or any Bank may have against a beneficiary named in a Letter of Credit, Agent, any Bank or any other Person;

          (c) any draft, certificate or any other document presented in connection with a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d)  the occurrence of any Default or Event of Default;

          (e) payment by the Agent (other than as a result of its gross negligence or willful misconduct) under any Letter of Credit against presentation of a draft or accompanying certificate which does not comply with the terms of the Letter of Credit;

          (f) any failure, omission, delay or lack on the part of Agent or any party to this Agreement or any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon Agent or any such party under this Agreement or any Documents, or any other acts or omissions on the part of the Agent or any such party;

          (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of any Borrower or other Loan Party; the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment or other similar proceedings affecting any

               Borrower, or any of its assets, or any allegation or contest of the validity of this Agreement or any of the Documents, in any such proceedings; and

          (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, and any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any of the Documents.

     3.9  RISK UNDER LETTERS OF CREDIT.

          (a) In assigning and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall (as among Agent and the Banks) have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit; provided, however, that without the prior written concurrence of the Banks, Agent shall not: (i) amend, modify, terminate or release any of the obligations of Loan Parties respecting Letters of Credit or under any of said documents or instruments or any security interest, mortgage or guaranty given with respect thereto; (ii) compromise any claim or waive any right or privilege against Loan Parties; or (iii) settle any litigation respecting any Letter of Credit or any of said documents and instruments.

          (b) Subject to other terms and conditions of this Agreement, Agent shall hold the Letter of Credit Agreements and the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable (except for the consequences solely resulting from its own willful misconduct or gross negligence) for any action taken or omitted, and shall be entitled at all times to rely upon on the advice of counsel, accountants, appraisers and other experts selected by Agent and Agent may
               rely upon any notice, communication,   certificate or other
               statement from Borrowers, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and Documents related thereto.

          (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibilities with respect to: (i) the obligations of the Loan Parties or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same; (ii) the financial condition of, any representations made by, or any act or omission of the Loan Parties or any other Person; or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit.

          (d) If at any time Agent shall recover any part of any unreimbursed amount for any Letter of Credit Obligation, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less Bank's pro rata share of the costs of such recovery, including court costs and reasonable attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's share of such payment, such Bank will promptly pay over such excess to Agent for redistribution in accordance with this Agreement.

     3.10 INDEMNIFICATION. The Borrowers hereby indemnify and hold Agent and each of the Banks harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such party may incur (or which may be claimed against any such party by any person) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify Agent or the Banks pursuant to this Section 3.10 for claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful and wrongful failure or willful and wrongful misconduct or gross negligence of the Agent or such Bank. Nothing in this Section 3.10 is intended nor shall be deemed to limit, reduce or otherwise affect in any manner whatsoever the reimbursement obligation of TAG contained in
Section 3.6 hereof.

     3.11 RIGHT OF REIMBURSEMENT. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with their Percentages, for: (i) the out-of-pocket costs and expenses of the Agent to be reimbursed by TAG pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by TAG; and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent as a result of Agent's gross negligence or willful misconduct.

4.   INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS,
     CONVERSIONS, PREPAYMENTS

     4.1 INTEREST. The Notes and the Loans hereunder shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding at the Applicable Interest Rates, as selected by a Borrower or as otherwise applicable pursuant to the provisions of this Agreement from time to time, provided, however, that in no event shall any Notes or Loans bear interest at a rate greater than its Highest Lawful Rate. Interest with respect to each type of Loan shall be payable on the last day of each Interest Period applicable thereto, provided however, (i) that if such Interest Period is longer than three
(3) months, interest shall also be payable three (3) months following the first day of such Interest Period. Notwithstanding the foregoing, in the event and so long as an Event of Default shall exist, all principal outstanding under the Notes shall bear interest, payable on demand, from the date of such Event of Default or acceleration at a rate per annum equal to the Default Rate, provided, however, that in no event shall any Bank's Notes, Loans or other Indebtedness bear interest at a rate greater than the Highest Lawful Rate applicable to such Bank.

         4.2 BASIS OF COMPUTATION. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 days as the case may be. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         4.3 CONVERSION AND RENEWAL OF LOANS. Providing that no Event of Default shall have occurred and be continuing each outstanding Loan may be either paid or renewed or converted into another Loan, in each case as of the last day of its Interest Period for the Advance being paid, renewed or converted; provided that any conversion of a Eurocurrency based Loan shall be made only on the last Business Day of the Interest Period applicable thereto unless the Borrower pays the prepayment costs required under Section 5.1 hereof; provided, however, that each conversion or renewal of an Advance made in Alternative Currency shall be made with a new Advance in the same Alternative Currency. Eurocurrency-based Rates may be selected only for portions of Loans which are an amount of Two Million Dollars ($2,000,000) or greater integral multiples of One Hundred Thousand Dollars ($100,000). The Borrowers may select the Applicable Interest Rate and Interest Periods for such renewals and conversions by giving the Agent not less than three (3) Business Days' prior notice in the manner provided in
Section 2.5 hereof, specifying the date of such renewal or conversion, the Advances to be converted, the type of Advance elected and, the duration of the Interest Period therefor. The Agent shall promptly notify each Bank of each such request by wire, telex or telephone (including facsimile transmission, confirmed by wire or telex) specifying the date of such renewal or conversion, the Advance to be converted, the type of Advance elected, the Applicable Interest Rate, the duration of the Interest Period therefor and each Percentage of such Advance. If with respect to any Advance outstanding at any time, the Agent does not receive notice of the election three (3) or more Business Days prior to the last day of the Interest Period therefor Borrower shall be deemed to have elected to convert such Advance to a Prime-based Loan at the end of the then current Interest Period.

         4.4 PREPAYMENTS. Upon not less than two (2) Business Days' prior written notice to the Agent, the Borrowers may prepay Revolving Loans or Swing Loans in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) each partial prepayment shall be in an amount not less than Two Million Dollars ($2,000,000) or greater integral multiples of One Hundred Thousand Dollars ($100,000), (ii) in the case of a Eurocurrency-based Loan such prepayment may only be made either on the last Business Day of the Interest Period with respect thereto or, together with payment of the additional amount applicable to such payment pursuant to Section 5.1. Each prepayment under this Section 4.4 shall be made to the Agent, and promptly upon receipt thereof, the Agent shall (except in the case of a payment on a Swing Loan) remit to each Bank its share thereof in accordance with its Percentage. In each notice of prepayment under this
Section 4.4, the Borrowers shall specify the date of prepayment, the amount of the prepayment and the Advances to be prepaid.

5.       SPECIAL PROVISIONS FOR LOANS

         5.1 REIMBURSEMENT OF PREPAYMENT COSTS. As to any Eurocurrency-based Loan, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed (other than as a result of a change in the Applicable Margin occurring pursuant to the terms hereof) during any Interest Period pursuant to this Article, or if a Borrower shall fail to borrow any such Advance on the date requested therefor, Borrowers hereby agree to reimburse Banks on demand for any costs incurred by Banks as a result of the timing thereof including but not limited to any net costs incurred in liquidating or employing deposits from third parties, to each Bank which shall have delivered to Borrowers a certificate setting forth in reasonable detail the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

         5.2 EUROCURRENCY LENDING OFFICES. For any Loan for which the Applicable Interest Rate is the Eurocurrency-based Rate, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or if any Bank shall designate as its eurodollar lending office an office which maintains books separate from those of the rest of such Bank, Agent or such Bank shall have the option of maintaining and carrying the relevant Loan on the books of such office.

         5.3 CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED AVAILABILITY. If with respect to any Interest Period for a Eurocurrency-based Loan, Agent or any Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in the relevant eurocurrency in the applicable amounts are not being offered to any Bank for such Interest Period, then Agent shall forthwith give notice thereof to the Borrowers. Thereafter, the obligations of Banks to make Eurocurrency-based Loans for such Interest Periods, and the right of Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Loan for such Interest Period shall be suspended until the Agent notifies Borrower that such circumstance no longer exists.

         5.4 LAWS AFFECTING EUROCURRENCY-BASED LOAN AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective eurocurrency lending offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective eurocurrency lending offices) to honor its obligations hereunder to make or maintain any Loan or Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to Borrowers and to Agent. Thereafter: (a) the obligations of Banks to make Eurocurrency-based Loans and the right of Borrowers to convert an Advance or refund an Advance as a Eurocurrency-based Loan shall be suspended; and (b) if any of the Banks may not lawfully continue to maintain a Eurocurrency-based Loan to the end of the then current Interest Period, the Prime-based Rate shall be the Applicable Interest Rate for such Bank's Eurocurrency-based Loans for the remainder of such Interest Period.

     Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would make it unlawful or impossible to maintain any Loan or Advance with interest at the Eurocurrency-based Rate, it will, to the extent not inconsistent with such Bank's internal policies or otherwise disadvantageous to such Bank, use reasonable efforts to make, fund or maintain the affected Eurocurrency-based Loans of such Bank through another lending office of such Bank if, as a result thereof, such illegality or impossibility would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing such other lending office of such Bank pursuant to this Section 5.4.

     5.5 INCREASED COSTS. In the event that any change after the date hereof in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Agent or any Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

          (a) shall subject any of the Banks or Agent (or any of their respective eurodollar lending offices) to any tax, duty or other charge with respect to any Loan or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective eurodollar lending offices) of the principal of or interest on any Loan or any Note or any Letter of Credit or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of any of the Banks or Agent or any of their respective eurocurrency lending offices imposed by the jurisdiction in which Agent's or such Bank's principal executive office or eurocurrency lending office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurocurrency-based Loan any such requirement included in an applicable Eurodollar Reserve Requirement), risk-based capital requirement, liquidity ratio or special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks or Agent (or any of their respective eurocurrency lending offices) or shall impose on any of the Banks or Agent (or any of their respective eurocurrency lending offices) or the foreign exchange and interbank markets or other condition affecting any Loan or any of the Notes or any Letter of Credit or any commitment of Agent or any Bank under this Agreement;

and the result of any of the foregoing is to increase the costs to any of the Banks or Agent of making, renewing or maintaining any part of the Loans or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by, or the rate of return on the capital of, Agent or any of the Banks under this Agreement, or under the Notes or under any Letter of Credit Agreement, then such Bank (if applicable) shall promptly notify Agent, and Agent shall promptly notify Borrowers and (if applicable) such Bank or Banks of such fact and demand compensation therefor and, Borrowers hereby agree to pay to Agent or such Bank such additional amount or amounts as will compensate such Agent or Bank or Banks for such increased costs or reduced return within thirty
(30) days of such notice. A certificate of a Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be conclusively presumed to be correct save for manifest error.

     5.6 AVAILABILITY OF ALTERNATIVE CURRENCY. The Agent and the Banks shall not be required to make any Advance requested to be made in Alternative Currency if, at any time prior to making such Advance, the Agent shall determine, in its sole discretion, that (i) deposits in the Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent or any Bank; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or any Bank to make such Advance in the applicable Alternative Currency. The Agent shall promptly notify the Borrowers and Banks of any such determination.

     5.7 REFUNDING ADVANCES IN SAME CURRENCY. If pursuant to any provisions of this Agreement, the Borrower repays one or more Advances and on the same day borrows an amount in the same currency, the Agent shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the relevant Borrower, or by such Borrower to the Agent, as the case may be.

     5.8 JUDGMENT CURRENCY. The obligation of Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount of the particular currency expressed to be payable herein or in the Notes. The Agent shall, using all amounts obtained or received from Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the

Agent to be available to it. The obligation of Borrowers to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable herein or in the Notes.

6.   PAYMENTS

     6.1  PAYMENT PROCEDURE.

          (a) Except as specifically set forth herein with respect to payments to be made to the Canadian Swingline Lender in connection with Swing Loans made by it, all payments by the Borrowers of principal of, or interest on, the Notes or of Facility Fees, or of Letter of Credit Obligations or Letter of Credit Fees and Agent's Fees, shall be made without setoff, deduction or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in immediately available funds to Agent. Upon receipt of each such payment, the Agent shall make payment to each Bank in like funds on the same day of all amounts received by it to the extent received for the account of such Bank.

          (b) Unless the Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by Borrowers is due, that the relevant Borrower does not intend to remit such payment, the Agent may, in its discretion, assume such payment has been remitted when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If such payment has not in fact been remitted to the Agent, each Bank shall forthwith on demand, repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate equal to the Federal Funds Effective Rate, as the same may vary from time to time.

          (c) Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made (except as specifically indicated to the contrary herein) on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

          (d) All payments of principal and interest on each Advance shall be payable in the currency in which such Advance was originally made. All other payments of, fees and reimbursements by Borrowers to Agent and/or the Banks shall be made in Dollars.

         6.2 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any offsets, voluntary payments by Borrowers or others and any other sums received or collected in respect of the indebtedness hereunder, shall be applied first to the costs and expenses of Agent in enforcement and collection and, second, to payment in full of Swing Loans, third, to the other indebtedness and obligations of Borrowers hereunder in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding, and then, if there is any excess, to Borrowers.

         6.3 PRO-RATA RECOVERY. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the indebtedness and obligations of Borrowers hereunder in excess of its pro rata share of payments then or thereafter obtained by all Banks upon all such indebtedness and obligations, such Bank shall purchase from the other Banks such participations in the Notes and/or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding as of the date of the Event of Default; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         6.4 DEPOSITS AND ACCOUNTS. In addition to and not in limitation of any rights of any Agent, Bank or other holder of any Note or assignee of Letter of Credit Agreements and Letter of Credit Obligations under applicable law, Agent, each Bank and each other such holder shall, in the event and so long as there exists an Event of Default and without notice or demand of any kind, have the right to liquidate and collect all property or assets of any Borrower (including deposits and other credits), whether presently owned or hereafter acquired, in possession or control of (or owing by) Agent or such Bank or other holder for any purpose, and to apply the proceeds of any such liquidations and collections, and offset any amounts owing to Borrowers (or either of them) against obligations hereunder and under the Notes and the Documents, provided, however, that any such amount so applied by Agent or such Bank or other holder on any of the Notes shall be subject to the provisions of Section 6.2 and 6.3.

         6.5 NET PAYMENTS. All payments by Loan Parties under this Agreement or any Document shall be made in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Agreement and/or the Documents. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 6.5 submitted to the Borrowers by such Bank shall, absent manifest error, be presumed correct for all purposes. With respect to each deduction or withholding for or on account of any Taxes, the relevant Loan Party shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled. Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which such Bank is incorporated, or a jurisdiction in which the principal office or lending office of such Bank is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Bank shall determine are or were payable by such Bank in respect of amounts payable to such Bank pursuant to this Section 6.5.

         6.6 TAX TREATY CERTIFICATE. Each Bank (and each Person who becomes a Bank pursuant to Section 13.5 hereof) that is not incorporated under the laws of the United States of America or a state thereof, or which is lending from a lending office that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the date it becomes a Bank hereunder, it will deliver to Borrowers and the Agent duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form (a "Form 1001 or 4224"), certifying that such Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal taxes. Each Bank that delivers a Form 1001 or 4224 pursuant to the immediately preceding sentence further agrees to deliver to Borrowers and Agent further copies of such Form 1001 or 4224 or other manner of certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete or upon the occurrence of any event requiring a change in the most recent form or certification previously delivered by it, unless in any such case there has occurred, on or prior to the date on which any such delivery would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or certification with respect to it. Notwithstanding any provision of Section 6.5 to the contrary, Loan Parties shall not have any obligation to pay any Taxes (except to the extent required by law) pursuant to Section 6.5 to the extent that such Taxes result from: (i) the failure of any Bank to comply with its obligations pursuant to this Section 6.6; or (ii) any representation made on Form 1001 or 4224 by such Bank proving to have been incorrect, false or misleading in any material respect when made or deemed to be made.

         6.7 REPLACEMENT OF BANKS. In the event and so long as any Bank shall require Borrower to pay additional amounts pursuant to Section 5.5 or 6.5 hereof or shall have its obligations to make Eurocurrency-based Loans suspended pursuant to Section 5.3 or 5.4 hereof, or its obligation to make Loans denominated in Alternative Currency suspended pursuant to Section 5.6 hereof, so long as there does not exist any Event of Default hereunder, Borrower shall be entitled to (without prejudice to such Bank's right to receive such additional amounts) require such Bank to assign its interests hereunder and in the Loans (in accordance with the procedures and subject to the restrictions set forth in Section 13.5(a) hereof) to such other bank or financial institution as may be selected by Borrower and approved by Agent.

7.   CONDITIONS

     7.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND CLOSING DATE. The right of Borrowers to request the initial Loans and Letters of Credit pursuant to this Agreement is subject to, and the Closing Date of this Agreement shall be, the date of satisfaction of the following conditions:

          (a) DOCUMENTS EXECUTED AND FILED. The Borrowers shall have executed (or caused to be executed) and delivered to the Agent and, as appropriate, there shall have been registered, filed or recorded with such registration, filing or recording offices as the Agent shall deem necessary or of advantage to preserve the priority of the Security Documents or otherwise appropriate, the following:

               (i)      The Notes;

               (ii)     The Mortgages;

               (iii)    The Financing Statements;

               (iv)     The Acknowledgements of Leasehold Mortgage;

               (v)      The Subordination Agreement;

               (vi)     The Guaranty;

               (vii)    The Veltri Subordination Agreement; and

               (viii)   the other Security Documents.

          (b) CERTIFIED RESOLUTIONS. The Borrowers shall have furnished to the Agent a copy of resolutions of the Board of Directors
               (i) of each Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Notes and the other Documents, and (ii) of each other Loan Party authorizing the execution, delivery and performance of the Documents to which they are party, which in each case shall have been certified by the Secretary or Assistant Secretary of the relevant Loan Party as being complete, accurate and in effect.

          (c) CERTIFIED ARTICLES. The Borrowers shall have furnished to the Agent a copy of the Articles of Incorporation or Amalgamation, including all amendments thereto and restatements thereof, and all other charter documents of each Loan Party, all of which shall have been certified by the jurisdiction of organization of the respective parties thereto.

          (d) Certified ByLaws. The Borrowers shall have furnished to the Agent a copy of the Bylaws of each Loan Party, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the relevant Loan Party, as being complete, accurate and in effect.

          (e) CERTIFICATE OF STATUS. A certificate of status, compliance, good standing or like certificate with respect to each Loan Party issued by appropriate government officials of the jurisdiction of its incorporation and, to the extent such certificates are issued, of each jurisdiction in which it carries on business.

          (f) CERTIFICATE OF INCUMBENCY. The Borrower shall have furnished to the Agent a certificate of the Secretary or Assistant Secretary of each Loan Party, as to the incumbency and signatures of the officers of each Loan Party signing Documents.

          (g) LIEN SEARCH. The Agent shall have received records and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens filed against any of the Collateral other than Liens permitted by Section 10.2 hereof.

          (h) SURVEY. The Agent shall have received, with respect to the Mortgages and the Real Property, each in form and content satisfactory to Agent;

               (i) title insurance and/or title opinion with respect to the Mortgages;

               (ii)  up to date surveys of the Real Property.

               (iii) flood plain certification or insurance with respect to each parcel of Real Property;

               (iv) environmental reports with respect to each parcel of real property;

          (i) CASUALTY INSURANCE. The Borrowers shall have furnished to the Agent, in form, content and amounts and with companies satisfactory to the Agent, casualty insurance policies with loss payable clauses in favor of the Agent on behalf of the Banks, relating to the assets and properties (including, but not limited to, the Collateral) of the Loan Parties.

          (j) APPRAISALS. Agent shall have received appraisals of the Equipment and Real Property in form and content satisfactory to Agent.

          (k) OPINION OF BORROWER'S COUNSEL. Agent shall have received, with signed copies thereof for each Bank, opinions of counsel to the Loan Parties addressed to Agent and the Banks covering such matters as Agent shall require.

          (l) APROVAL OF AGENT'S COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Agent, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          (m) MERGER AND RESTRUCTURING. Agent shall have received, in form and content satisfactory to Agent, such evidence as Agent shall require of completion of the Merger and Restructuring, including opinion letters from Borrower's general counsel with respect to completion of the Merger and Restructuring.

          (n) TAXES. Agent shall have received evidence satisfactory to it that all taxes in respect of the Real Property have been paid, including without limitation, a certificate from the applicable municipal office, and that no water, utility or sewer levies, charges, taxes or assessments in respect of the Real Property are due and unpaid.

          (o) TERMINATION OF EXISTING CREDIT AGREEMENTS. Evidence in form and substance satisfactory to the Agent regarding the termination of all commitments and other credit facilities under the Credit Agreement dated as of November 8, 1996 among Veltri, the lenders party thereto, and Comerica Bank, as Agent, the Credit Agreement dated as of October 16, 1996 among Hawthorne Metal Products Co., the lenders party thereto, and Comerica Bank, as Agent, the Credit Agreement dated September 30, 1996 between J&R Manufacturing Co. and Comerica Bank, and the Credit Agreement dated December 8, 1997 among Production Stamping, Inc. and Comerica Bank, together with the payment of all indebtedness and liabilities owing pursuant thereto, and it is acknowledged and agreed that this Agreement is in substitution and replacement for such credit agreements and all liens and security interests granted pursuant thereto shall continue hereunder and all financing statements filed in connection therewith shall remain in effect with respect to the Loan Documents executed in connection herewith.

          (p) SUBORDINATED DEBT. Evidence satisfactory to the Agent that TAG has incurred Subordinated Debt in an amount equal to or greater than One Hundred Twenty Million Dollars ($120,000,000) in accordance with the Senior Subordinated Debt Documents, all Senior Subordinated Debt Documents shall have been delivered to the Agent and shall be satisfactory to the Agent and all transactions contemplated pursuant to the Senior Subordinated Debt Documents shall have been completed.

          (q) SERVICES AGREEMENT. Evidence satisfactory to Agent that the Services Agreement is in full force and effect on terms and conditions satisfactory to Agent.

          (r) AGENT'S FEE. Borrowers shall have paid to the Agent all fees, expenses and other amounts then due Agent under Section 12.8 hereof.

     7.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Agent and the Banks to make Advances and Loans (other than Revolving Loans required for the purpose of refunding Swing Loans) and the obligation of Agent to issue any Letter of Credit shall be subject to the satisfaction of the following conditions:

          (a) EFFECTIVENESS. This Agreement shall have become effective as provided in Section 7.1.

          (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of such Loan or Advance or the issuance of such Letter of Credit and after giving effect thereto: (i) there shall exist no Default or Event of Default; and (ii) all representations and warranties contained herein or in the other Documents shall be true and correct in all material respects.

          (c) ADVERSE CHANGE, ETC. Since December 31, 1997, nothing shall have occurred or become known which the Agent or the Banks shall have determined has a Materially Adverse Effect.

          (d) ENFORCEABILITY OF DOCUMENTS. Both before and after such Advance, the obligations of the Borrowers in the Documents shall be valid, binding and enforceable.

8.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Agreement and to make Loans and Advances hereunder, the Borrowers represent and warrant to the Agent and the Banks:

     8.1 CORPORATE STATUS. Each Loan Party is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals necessary to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, including, without limitation, those required by the Environmental Laws, and is duly qualified and is authorized to do business in, and is in good standing in, all jurisdictions where by virtue of the nature of its activities or extent of its properties it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         8.2 CORPORATE POWER AND AUTHORITY; BUSINESS. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which they are party and each of them has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which they are party and to effectuate the Merger and Restructuring and has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of the Borrowers and/or other Loan Party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or by equitable principles relating to enforceability, good faith and fair dealing.

         8.3 NO VIOLATION. Neither the execution, delivery or performance by the Loan Parties of the Documents or of the Transaction, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein will result in a material contravention of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or will conflict or be inconsistent, in any material respect, with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of any of them pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other material instruments to which any of them are parties.

         8.4 LITIGATION. There are no actions, judgments, suits or proceedings pending or, to the Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

         8.5 USE OF PROCEEDS. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         8.6 GOVERNMENTAL APPROVALS, ETC. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof, is required to authorize or is required in connection with the execution, delivery and performance of any Document or the transactions contemplated therein, or the legality, validity, binding effect or enforceability of any Document other than certain consents from landlords of Borrowers, the absence of which will not have a Material Adverse Effect.

         8.7 TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by or on behalf of Borrowers in writing to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished to Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact known to Borrowers which affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of any other Loan Party which would have a Material Adverse Effect and which has not been disclosed herein.

         8.8 FINANCIAL STATEMENTS. The Borrowers have heretofore delivered to the Agent pro forma balance sheets (giving effect to the Merger and Restructuring) dated as of December 31, 1997, and statements of operations, stockholders' equity and cash flow for the entities being consolidated in the Merger and Restructuring for the fiscal year ended December 31, 1997. The pro forma balance sheets and the other financial statements referred to in the preceding sentence were prepared in accordance with GAAP, and fairly present in all material respects the financial position of the entities described therein and the results of its operations and cash flows for the periods covered thereby.

         8.9 SECURITY INTERESTS. There exist no Liens, in the property or assets of the other Loan Parties except to the extent specifically permitted under
Section 10.2 hereof.

         8.10 TAX RETURNS AND PAYMENTS. Except as set forth on Schedule 8.10 hereto, each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established to the extent required by GAAP.

         8.11 PATENTS, ETC. Except as set forth on Schedule 8.11 hereto, each Loan Party has all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its respective businesses as presently conducted and as proposed to be conducted.

         8.12 COMPLIANCE WITH LAWS, ETC. Except as set forth on Schedule 8.12 hereto, each Loan Party is in compliance, in all material respects, with all applicable laws and regulations, including without limitation those relating to pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, and will comply, in all material respects, with all such laws and regulations which may be imposed in the future in jurisdictions in which any of them may then be doing business.

         8.13 PROPERTIES. Each Loan Party has good and marketable title to and beneficial ownership of all properties owned by it (subject only to Liens permitted by Section 10.2 hereof), as reflected in the balance sheets mentioned in Section 8.8 above and hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated.

         8.14 COLLECTIVE BARGAINING AGREEMENTS. Set forth on Schedule 8.14 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements to which the Loan Parties are party or are subject as of the date hereof and any union, labor organization or other bargaining agent in respect of their respective employees on the date indicated in Schedule 8.14 hereto. There are no strikes pending or, to Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

         8.15 INDEBTEDNESS OUTSTANDING. Set forth on Schedule 8.15 hereto is a list and description of all Indebtedness of Borrowers (other than the Loans) that are outstanding immediately as of the Closing Date.

         8.16 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 8.16 hereto and except to the extent such failure or circumstance would not have a Material Adverse Effect:

                  (a) The Loan Parties have all permits, licenses and other authorizations which are required with respect to the operation of their businesses under any Environmental Law and each such authorization is in full force and effect.

                  (b)      The Loan  Parties are  compliance  with all terms
                           and conditions   of  the   permits,   licenses  and
                           authorizations specified in Subsection 8.16(a) above, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to them and their businesses, assets,
                           operations  and   properties  (including, without
                           limitation, compliance with standards, schedules and timetables therein), including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, the Federal Clean Air Act, and the Toxic Substances Control Act.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Borrowers threatened against any Loan Party under any Environmental Law.

                  (d) No Loan Party has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law nor have any of them received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing materials, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, tested, handled, transported or disposed of, has been found at any site at which any governmental agency or private party is conducting a remedial investigation or other action pursuant to any Environmental Law.

                  (e) To the best knowledge of Borrowers, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by any Loan Party on, upon, into or from any of the real properties owned or operated by them at any time. To the best knowledge of Borrowers there has been no such releases on, upon, under or into any such real property or in the vicinity of any of such real property that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such real properties.

                  (f) To the best knowledge of Borrowers, there is no friable asbestos in, on, or at the respective real properties or any facility or equipment of any Loan Party.

                  (g) To the best knowledge of Borrowers, no real property owned or operated by any Loan Party is: (i) listed or proposed for listing on the National Priorities List under CERCLA; or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

                  (h) To the best of Borrowers' knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance by any Loan Party with any Environmental Law, or which may give rise to any common law or legal liability, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or
                           investigation,  based   on  or   related  to  the
                           manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment,
                           of   any   pollutant,  contaminant,  chemical   or
                           industrial, toxic or hazardous substance or waste.

         8.17 SENIOR SUBORDINATED DEBT DOCUMENTS. All representations and
warranties of   the Borrowers contained in any Senior Subordinated Debt
Document are true and correct in all material respects. TAG will receive net proceeds in the approximate amount of One Hundred Sixteen Million Four Hundred Thousand Dollars ($116,400,000) on from its issuance of the Senior Subordinated Notes, and all agreements, instruments and documents executed or delivered pursuant to the issuance of the Senior Subordinated Notes are described on
Schedule 8.17 hereto. All Advances and all other present and future indebtedness, obligations and liabilities pursuant to this Agreement and the Loan Documents, is "Senior Debt" as defined in the Senior

Subordinated Debt Documents and, other than the Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents, there is, as of the date of this Agreement, no other "Designated Senior Debt" thereunder. There is no Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Notes, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding which obligates either Borrower to pay any principal or interest or redeem any of its capital stock or incur any other monetary obligation.

          8.18 ERISA. Except as specifically set forth in Schedule 8.18 hereof:

                  (a) Each of the Borrowers and the ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans.

                  (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to a Borrower or any ERISA Affiliate.

                  (c) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than Zero Dollars ($0) as of the Closing Date.

                  (d)      Neither of the Borrowers nor any ERISA  Affiliate
                           has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Neither of the Borrowers nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

                  (e)      Neither of the Borrowers nor any ERISA  Affiliate
                           has  incurred  any  accumulated   funding  deficiency
                           (whether or not waived) with respect to any Pension Plan.

                  (f) Neither of the Borrowers nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under

                           Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

                  (g) The execution, performance and delivery of the Documents by Borrower will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

         8.19 ADDRESSING THE YEAR 2000 ISSUE. Each Borrower has reviewed its operations and those of its Subsidiaries and major commercial counterparts with a view to assessing whether it or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Issue. Based on such review, each Borrower has no reason to believe that a Material Adverse Effect will occur with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Issue.

         8.20 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Borrower contained in Section 8.1 through 8.19, inclusive, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts owing hereunder have been repaid and the credit facilities made available hereunder have been terminated, notwithstanding any investigation made at any time by or on behalf of the Agent or any of the Banks.

9.       AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, for so long as this Agreement is in effect and until the Commitments are fully terminated and the Loans and Letter of Credit Obligations together with interest, fees and all other obligations incurred hereunder or under the Loan Documents are paid in full it will and, will cause each other Loan Party to:

         9.1 REPORTING REQUIREMENTS COVENANTS. Furnish or cause to be furnished to Agent (with a copy for each Bank):

                  (a) as soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of TAG, balance sheets of TAG (i) as at the end of such fiscal year and the related statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and a report on such balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Borrowers as a going concern, and shall state that such financial statements fairly present, in all material respects, the financial position of Borrowers as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP, and (ii) copies of tax returns filed for the Borrowers for the fiscal year then ended;

                  (b) as soon as available and in any event within forty five (45) days after the end of each quarter in each fiscal year of TAG, (i) the balance sheet of TAG as at the end of such quarterly period and the related statements of operations, of stockholders' equity and of cash flows for such period and for the elapsed portion of the fiscal year ended with the last day of such period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment;

                  (c) at the time of the delivery of the financial statements provided for in Subsections 9.1(a) and
                           (b),(i) a certificate of the chief financial officer, controller or chief accounting officer of TAG to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be accompanied, on a quarterly basis, by a compliance certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether Borrowers were in compliance with the covenants in this Agreement as at the end of such period, and (ii) a compliance certificate from the chief financial officer, controller or chief accounting officer of Veltri dated as of the end of the quarter ended immediately prior thereto, in a form reasonably acceptable to the Agent, setting forth the calculations required to establish whether Veltri was in compliance with the terms and conditions for EDC Financing;

                  (d) within thirty (30) days after the end of each month, a Borrowing Base calculation and certification and consolidated reports on the Loan Parties' Inventory and an aging of the Loan Parties' Accounts Receivable, in each case, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;

                  (e) promptly upon receipt thereof, a copy of each annual "management letter" submitted to Borrowers by its independent accountants in connection with any annual audit made by them of the books of Borrowers;

                  (f) promptly upon any officer of a Borrower obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of
                           Default  under  this  Agreement,   an  officers'
                           certificate  specifying  the  nature  and  period  of
                           existence  of  any  such   condition  or  event,   or
                           specifying the nature of such claimed Default or Event of Default, and explaining the action Borrowers have taken or proposes to take with respect thereto; and

                  (g) with reasonable promptness, such other information and data with respect to Loan Parties as from time to time may be reasonably requested by any Bank.

         9.2 INSURANCE. Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the relevant Loan Party, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Agent or the Majority Banks, all of which Insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be satisfactory to the Agent and the Majority Banks. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Agent. The Borrowers will promptly deliver to the Agent, at the Agent's request, evidence satisfactory to the Agent that such insurance has been so procured and, with respect to casualty insurance, made payable to the Agent. If the relevant Loan Party fails to maintain satisfactory insurance as herein provided, the Agent shall have the option to do so, and the Borrowers agree to repay the Agent upon demand, with interest at the Prime-based Rate then in effect for the Revolving Loan, all amounts so expended by the Agent. The Borrowers hereby appoint the Agent or any employee or agent of the Agent as attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Agent or any employee or agent of the Agent, on behalf of the Borrowers or the relevant Loan Party, to adjust and compromise any loss under said insurance (which adjustment or compromise shall only be made with the Borrowers' consent if an Event of Default has not occurred and is not continuing hereunder) and to endorse any check or draft payable in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected shall be applied toward repair and/or replacement of the Collateral to which such casualty occurred or satisfaction of the Indebtedness in accordance in accordance with the provisions governing such application in the Documents pursuant to which Agent's Liens on such Collateral were granted.

         9.3 BOOKS, RECORDS AND INSPECTIONS. Each Loan Party will keep true books of records and accounts of all its business transactions in accordance with GAAP or (with respect to activities and transactions in foreign jurisdictions) such other accounting principals as may be required in such foreign jurisdiction and shall permit, upon reasonable prior notice by Agent to any authorized officer of Borrowers, officers and designated representatives of the Agent and/or any Banks to visit and inspect properties or assets of each Loan Party and to examine the books of account of each Loan Party and to discuss the affairs, finances and accounts of Borrower and with its and their officers and independent accountants, all at such times and intervals as the Agent may reasonably request, including, without limitation audits of Inventory and Accounts Receivable to be performed at Borrowers' expense, semi-annually by, or on Agent's behalf.

         9.4 PAYMENT OF TAXES AND UTILITIES. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, and all utility charges, dues, rates and assessments of whatever nature or kind and to whomever assessed now or hereafter charged or payable with respect to the Real Property, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of any Loan Party or cause a failure or forfeiture of title thereto; provided that neither

Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         9.5 COMPLIANCE WITH STATUTES, ETC. Each Loan Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than non-compliance which would not reasonably be expected to have a Material Adverse Effect.

         9.6 PERFORMANCE OF OBLIGATIONS. TAG and each Acquired Entity will perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument, their respective trade obligations and material contracts by which they are bound or to which they are parties, except where such nonperformance would not have a Material Adverse Effect.

         9.7 END OF FISCAL YEARS; FISCAL QUARTERS. Borrower will have its fiscal years end on December 31 and the first three fiscal quarters of each year end on each of the thirteenth (13th), twenty sixth (26th) and thirty ninth (39th) week of each year.

         9.8 ENVIRONMENTAL EVENTS.

             (a) The Borrowers will promptly give notice to the Agent upon becoming aware of any of the following which would reasonably be expected to result in liability under any Environmental
                  Law: (i) of any violation of any Environmental Law; (ii) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board; or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any of the real properties owned or operated by any Loan Party or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law.

             (b) In the event of the presence of any Hazardous Material on any of the real properties owned or operated by any Loan Party which is in violation of, or which could reasonably be expected to result in liability under, any Environmental law, in each case which would have a Material Adverse Effect, upon discovery thereof and the determination of its materiality, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agent informed of their actions and the results.

         9.9 FURTHER GUARANTEES AND LIENS. To the extent not prohibited by applicable law, Borrowers will, immediately after any Person at any time becoming a direct or indirect

Subsidiary of a Borrower, deliver or cause to be delivered to the Agent a pledge of all of the issued capital stock of such Person, and a guarantee from such Person, together with all Security Documents applicable to such Person in the Agent's opinion, and evidence of the registration, filing and recording of the Liens on the property of such Person constituted by such Security Documents in all jurisdictions where such registration, filing or recording is necessary or of advantage to the creation, perfection, preservation or protection of such Liens, all in form, scope and substance acceptable to the Agent.

         9.10 COMPLIANCE WITH FORMULA AMOUNT. In the event that, at any time, the principal amount of the Loans and Letters of Credit exceeds the Borrowing Base, pay to Agent, for application on Swing Loans and/or Revolving Loans, an amount sufficient to eliminate such excess.

         9.11 CONSTRUCTION LIENS. Upon receiving notice or obtaining knowledge of a construction lien registered upon title to the Real Property, the Borrowers will forthwith discharge, or cause to be discharged, such lien.

         9.12 DEFEND TITLE. Each Loan Party shall warrant and defend its title to the Real Property and ensure that each document relating to the Real Property to which it is a party constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

         9.13 ERISA. Borrower will furnish to each of the Banks:

              (a) promptly upon knowing or having reason to know of the occurrence of any: (i) Termination Event; or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Borrower or any ERISA Affiliates in the aggregate in excess of Five Hundred Thousand Dollars ($500,000), a written notice specifying the nature thereof, what action Borrower or ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

              (b) if requested by Agent or any Bank, copies of: (i) all notices received by a Borrower or ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph
                   (a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (iii) the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by a Borrower or any ERISA

         Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

10.      NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Commitments are fully terminated and the Loans together with interest, fees and all other obligations incurred hereunder or under the Documents are paid in full, it will not and, it will not permit any Loan Party to:

         10.1 CHANGES IN BUSINESS. Materially alter the character of its primary businesses from, or enter into or acquire businesses materially different from its business as conducted as of the Closing Date.

         10.2 LIENS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

              (a)  to Agent on behalf of the Banks;

              (b)  Permitted Liens;

              (c) Liens upon real or tangible personal property acquired by a Loan Party provided that: (i) any such Lien either encumbers such property prior to the acquisition thereof or is created solely for the purpose of securing indebtedness incurred to finance the acquisition thereof; (ii) the principal amount of the indebtedness secured by such Lien does not exceed the fair value of the property at the time such Lien was created;
                   (iii) such Lien does not extend to or cover any other property other than the assets so acquired; and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 10.3(c) or (j) hereof;

              (d) Liens upon the EDC Financing Collateral granted by Veltri to the EDC as security for the EDC Financing; and

              (e)  the Subordinate Liens.

         10.3 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except:

              (a)  pursuant to this Agreement and the Documents;

              (b)  existing Indebtedness described on Schedule 8.15 hereto;

          (c) Indebtedness incurred to finance the cost of its acquisitions and capital leases of personal tangible property not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000) annually;

          (d) trade indebtedness incurred and paid in the ordinary course of business;

          (e)  the Affiliate Loans;

          (f)  the Earn-Out Amounts;

          (g) the EDC Financing and EDC Indemnifications to the extent that the obligations thereunder (i) do not exceed Five Million Dollars ($5,000,000) and (ii) when added to the Tooling Loans, do not exceed the Tooling Maximum;

          (h)  the Indebtedness under the Senior Subordinated Debt
               Documents;

          (i)  obligations under Hedging Agreements; and

          (j) in connection with any Permitted Acquisition by assumption of purchase money indebtedness and capital lease obligations encumbering tangible personal property acquired in such Permitted Acquisition or tangible personal property of the Person acquired in such Permitted Acquisition, not to exceed, in any case, ten percent (10%) of the aggregated purchase price of such Permitted Acquisition.

10.4     FINANCIAL COVENANTS. Permit:

          (a)  the Interest Coverage Ratio, to be less than:

               (i)  from the date hereof to and including December 31, 2001:
                    2.00:1; and

               (ii) at all times thereafter: 2.25:1.

          (b) the Leverage Ratio to exceed, at any time during the following described periods, the ratio set forth opposite the respective periods:

               (i)  from the date hereof to and including December 31, 2001:
                    5.50:1;

               (ii) at all times thereafter: 5.0:1.

          (c) the Net Worth to be less than the sum of (i) Two Million Dollars plus (h) fifty percent (50%) of Net Income for each quarter of Borrowers in which Net Income is a positive amount commencing the quarter ended

                    April 4, 1998, plus (iv) one hundred percent (100%) of Net Proceeds of the Initial Public Offering.

         10.5 DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, other than:

              (a) a dividend payable in TAG's 1998 fiscal year, in aggregate amount not in excess of Ten Million Dollars ($10,000,000);

              (b) so long as TAG is taxed as an S Corporation, dividends declared by TAG for the purpose of funding (and in such amounts as are necessary for the funding of) the payment of income taxes incurred by shareholders of TAG as a result of TAG's election to be taxed as an S Corporation;

provided however, (x) that dividends and distributions otherwise permitted hereunder may only be declared and/or paid if, upon giving effect to such declaration and/or payment, no Default or Event of Default shall exist, and (y) for the purpose of clause (b) above, it shall be assumed that income recognized by the shareholders of TAG as a result of TAG's election to be taxed as an S corporation is subject to Federal and State of Michigan income tax at the highest marginal rates in effect for individuals.

         10.6 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so other than redemptions of TAG stock in accordance with the terms of the Equity Ownership Plan to the extent that, upon giving effect thereto, no Default or Event of Default shall exist.

         10.7 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for: (a) sales on open account in the ordinary course of business; and (b) loans to employees or officers of Loan Parties not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding, (c) Affiliate Loans, and (d) promissory notes issued to TAG pursuant to the Equity Ownership Plan.

         10.8 GUARANTEE OBLIGATIONS. Guarantee or otherwise be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds, goods, supplies or services for the purpose of paying or discharging indebtedness of any other person, or otherwise, except for:

              (a) by endorsement of negotiable instruments in the ordinary course of business for deposit or collection,

              (b)    the Guaranties,

              (c)    the EDC Indemnification, and

              (d) guaranties by Loan Parties of the Indebtedness of Veltri which is subject to the Veltri Subordination Agreement.

         10.9 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

         10.10 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, lease, transfer or otherwise dispose of properties or assets having an aggregate book value of more than One Million Dollars ($1,000,000) during any calendar year, except for (i) sales and transfers among Loan Parties, (ii) sales of Inventory in the ordinary course of business and (iii) sales of machinery and equipment which is simultaneously replaced with machinery and equipment of at least equivalent value or used to repay debt related thereto, (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock except for the Transaction and to the extent contemplated by the definition of Permitted Acquisitions, or (c) enter into any sale-leaseback transaction.

         10.11 ACCUISITIONS. Purchase or hold beneficially any Stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person or acquire all or substantially all of the assets of any Person, or of any operating or business unit of any person except for:

               (a) investments in obligations issued by the Government of Canada or the United States of America, or an instrumentality or agency of either such country, maturing within 365 days of the date of acquisition of such obligation, and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada or the United States of America;

               (b) investments in certificates of deposits issued or acceptances accepted by or guaranteed by any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada or by a bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000, maturing within 365 days of the date of purchase;

               (c) investments in commercial paper given the highest rating by two established national credit rating agencies in Canada or the United States and maturing not more than 90 days from the date of acquisition thereof;

               (d) existing investments in and loans and advances to Loan Parties; and

               (e)    Permitted Acquisitions.

         10.12 SALE OR DISCOUNT OF RECEIVABLES. Sell or discount, notes or accounts receivables which exceed, in aggregate face value at any time, Five Hundred Thousand Dollars ($500,000).

         10.13 OTHER AGREEMENTS. Agree to any amendment or revision to the Services Agreement, or to any Agreement related to the debt secured by the Veltri Subordination Agreement, which would have the effect of increasing the amount or accelerating the date for, any payments thereunder.

         10.14 USE OF LOAN PROCEEDS. Use or permit use of the proceeds of Loans for purposes other than those permitted under this Agreement and will not use or permit the use of any such Loan proceeds in violation of Regulation U or G of the Federal Reserve Board as now or hereafter in effect, or for any other purpose which violates provisions of regulations of the Federal Reserve Board.

          10.15 MANAGEMENT FEES. Pay any management, consulting, business services or similar fees or amounts to any Affiliate other than pursuant to the Services Agreement, without giving effect to any amendment or thereof, provided that no such management, consulting or similar fees or amounts (other than out of pocket expenses) shall be paid if any Event of Default or Default exists or would be caused thereby.

11.      DEFAULTS

         11.1 FAILURE TO PAY MONIES DUE. If a Borrower shall fail to pay, when due, (a) any principal, interest, or fee under any Note or this Agreement and ten (10) days shall pass after the due date therefor without cure, or (b) any Letter of Credit Obligation to be paid hereunder or under any Letter of Credit Agreement in accordance with the terms hereof and thereof and ten (10) days shall pass after the due date without cure.

         11.2 MISREPRESENTATION. If any warranty or representation of any Loan Party in connection with or contained in this Agreement or any other Document, or if any financial data or other information now or hereafter furnished to the Agent or the Banks by or on behalf of a Loan Party shall prove to be false or misleading in any material respect and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

         11.3 NONCOMPLIANCE WITH AGREEMENT. If any Loan Party shall fail to perform any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any of the other Documents and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

         11.4 OTHER DEFAULTS. If any Loan Party shall default in the due payment of any of its indebtedness (other than the Indebtedness) which is in the aggregate in an amount greater than Five Hundred Dollars ($500,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default shall not be waived and shall be continued for a period sufficient to permit acceleration of the indebtedness.

          11.5 JUDGMENTS. If there shall be rendered against any Loan Parties one or more judgments or decrees involving an aggregate liability of Five Hundred Thousand Dollars ($500,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of any Loan Party shall be issued and levied and not released or appealed and bonded in a manner reasonably satisfactory to the Agent.

          11.6 BUSINESS SUSPENSION, BANKRUPTCY, ETC. If any Loan Party shall voluntarily suspend transaction of its business, shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of such Loan Party, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by any Loan Party or shall be commenced against any Loan Party and shall not be discharged within forty-five (45) days of commencement; or a receiver, trustee or custodian shall be appointed for any Loan Party or for any substantial portion of its properties or assets involuntarily and shall not be terminated within forty-five (45) days of such appointment.

          11.7 CHANGE OF CONTROL. If any Change of Control occurs, whether by reason of death, merger, consolidation or sale and such Change of Control adversely impacts, in the sole judgment of the Banks, upon the ability of the Borrowers to carry on business as theretofore conducted.

          11.8 REPUDIATION, REVOCATION. If there is any repudiation, revocation or any attempt to repudiate or revoke any Document by any Loan Party.

          11.9 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT PLAN(S). If a Borrower or ERISA Affiliate shall fail to meet its minimum funding requirements under ERISA with respect to any Pension Plan or if any Termination Event occurs with respect to any such Pension Plan and such event continues for thirty (30) days and there shall result therefrom a liability which is likely to have a Material Adverse Effect.

          11.10 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any Pension Plan maintained by a Borrower or any ERISA Affiliate, any reportable event (within the meaning of Section 4043(b) of ERISA) which constitutes a ground for the termination of any such plan, and such event continues for thirty (30) days, provided that termination of such plan or appointment of such trustee would have a Material Adverse Effect.

          11.11 EXERCISE OF REMEDIES. If an Event of Default has occurred and is continuing hereunder:

                (a) Banks' commitment to make Advances and the Agent's commitment to issue Letters of Credit hereunder shall immediately and automatically terminate;

                (b) the Agent may, (i) declare the entire unpaid balance of the indebtedness hereunder, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower, and/or (ii) require the payment by Borrowers into a restricted demand deposit account with Agent of an amount equal to the undrawn face amount of any outstanding Letters of Credit;

                (c) immediately and automatically upon the occurrence of any Event of Default specified in Subsection 11.6 above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal of the Loans and other indebtedness hereunder, including the Notes, shall become automatically due and payable;

                (d) Agent may, on behalf of all of the Banks, exercise any remedy permitted by this Agreement, the other Documents or law.

         11.12 WAIVER OF DEFAULTS. No Event of Default shall be waived by the Banks except in a writing made in accordance with Section 13.8 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Agent's rights or of Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing Agent's or any of Banks' rights shall constitute a waiver of any of their respective rights. Borrowers expressly agree that this Section may not be waived or modified by Banks or Agent by course of performance, estoppel or otherwise.

12.      AGENT

         12.1 APPOINTMENT OF AGENT. Each Bank appoints and authorizes Agent to act on behalf of such Bank or holder under the Documents and to exercise the respective powers hereunder and thereunder as are specifically delegated to or required of them by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including, the power to execute financing or similar statements or notices and other documents. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent (to the extent Agent is not reimbursed by Borrowers), for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Loan Parties under this Agreement or the Documents or any other instrument executed pursuant hereto, pro rata according to such Bank's Percentage of the Loans. Agent shall not be required to take any action under the Documents, or to prosecute or defend any suit in respect of the Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished pursuant hereto shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 DEPOSIT ACCOUNT WITH AGENT. Borrowers hereby authorize Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest or other payment due under this Agreement, the Notes, any Letter of Credit Agreement or other

Document when the same becomes due and payable under the terms of this Agreement, the Notes, and Letter of Credit Agreement or the other Documents.

         12.3 EXCULPATORY PROVISIONS. Agent agrees to exercise its rights and powers, and to perform its duties as Agent hereunder and under the Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12.3 (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Agent shall not be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Borrowers of obligations hereunder or thereunder, and each of them shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which is believes to be genuine and to have been presented by a proper person.

         12.4 SUCCESSOR AGENTS. Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrowers and all Banks. If Agent at any time shall resign, Majority Banks may appoint a successor Agent which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request.

         12.5 RIGHT OF AGENT AS BANK. Agent, in its capacity as a Bank, shall have the same rights and powers with respect to the credit extended by it, and the Notes held by it, and with respect to participation interests in Letters of Credit issued and Letter of Credit Agreements entered pursuant hereto, as any Bank, and may exercise the same as if it were not Agent, or the issuer of Letters of Credit, and the term "Bank" and, when appropriate, "holder" shall include Agent its individual capacity.

         12.6 CREDIT DECISIONS. Each Bank acknowledges that it has and shall, independently of Agent and each other Bank and based on the financial statements of Loan Parties and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 NOTICES BY AGENT. Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement and of any litigation commenced by or against Agent with respect to this Agreement.

         12.8 AGENT'S FEES. The Borrowers shall pay to Agent the Agent's Fees at the times and in the amount set forth (or to be set forth from time to time) in a letter agreement between

Agent and Borrowers. The Agent's Fees described in this Section are not refundable under any circumstances.

         12.9 NATURE OF AGENCY. The appointment of Agent as agent is for the convenience of Banks and the Borrowers in making Advances of the Loans, issuing Letters of Credit, collecting fees and principal and interest on the Loans and dealing with Borrower. No Bank is purchasing the Loans from Agent and this Agreement is not intended to be a purchase or participation agreement.

         12.10 ACTIONS; CONFIRMATION OF AGENT'S AUTHORITY TO ACT IN EVENT OF DEFAULT. Subject to Section 13.8 hereof, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or any of the Documents. In conducting such litigation hereunder on behalf of Banks, Agent shall at all times be indemnified by Banks as provided in Section 12.1 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or Banks with respect to this Agreement the Documents or any matter referred to herein or therein.

         12.11 AUTHORITY OF AGENT TO ENFORCE NOTES AND THIS AEREERNENT. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes, this Agreement and the Documents (or any of them) and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Documents (or any of them).

13.      MISCELLANEOUS

         13.1 LAW OF MICHIGAN; SUBMISSION TO JURISDICTION. This Agreement, the Notes and Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan except in the case of certain of the Documents executed by Loan Parties organized in Canada, which Documents expressly state that they are to be governed by the laws of Ontario, Canada. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Any legal action or proceeding with respect to this Agreement or any other Document may be brought in the courts of the State of Michigan or of the United States District Court for the Eastern District of Michigan, or in the courts of the Province of Ontario, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address for notices pursuant to Section 13.3 hereof, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the rights of the Agent or any Bank to serve process in any other manner permitted by law.

         Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any proceedings arising out of or in connection with this Agreement or any Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         13.2 AGENT'S COSTS AND EXPENSES. Borrowers shall pay all costs and expenses, including, by way of description and not limitation, reasonable attorney fees and out-of-pocket expenses and lien and title search fees incurred by Agent in connection with the commitment, consummation, and closing of the loans contemplated hereby and in the exercise and enforcement of its rights and prerogatives hereunder and under the Documents. All costs, including attorney fees, incurred by Agent in revising, protecting, exercising or enforcing any of its rights hereunder and under the Documents, or otherwise incurred by Agent in connection with an Event of Default or incurred by Agent or any of the Banks in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Borrower hereunder or under the Documents, shall also be paid by Borrowers.

         13.3 NOTICES. Except as otherwise provided herein, all notices hereunder shall be sufficient if made in writing and delivered to the mailing and delivery address of the respective parties indicated on the signature pages to this Agreement, or transmitted to the facsimile or telex numbers set forth on their respective signature pages to this Agreement. All such notices shall be deemed received (i) two (2) Business Days after deposit thereof in the mails, if given by mail, (ii) one (1) Business Day after deposit with express courier service, or (iii) if by facsimile or telex transmission, the Business Day of transmission if transmitted during customary business hours of the addressee and, if not transmitted during such business hours, the following Business Day, provided, however, that notices to the Agent shall not be effective until actual receipt thereof.

         13.4 FURTHER ACTION. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement and the Documents, and to provide for Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         13.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Borrowers, Agent and Banks and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrowers of any rights or duties hereunder. Any Bank may sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the interests of such Bank under this Agreement and the Notes and the Documents (including its participation interests in Letters of Credit), and Loans made and to be made by such Bank, subject to the following terms and conditions:

                  (a) ASSIGNMENTS. Each Bank, with the written consent of the Agent (which consent shall not be unreasonably withheld) may assign all or a portion of its Loans, Notes and other interests and obligations under this Agreement and the Documents pursuant to an Assignment Agreement to another Bank or (with the consent of TAG, which consent shall not unreasonably be withheld) to other commercial banks or financial institutions, provided that the aggregate amount of the Commitments and Loans so assigned, and the portion thereof retained by such assigning Bank (if any), shall in each case be not less than Five Million Dollars ($5,000,000) after giving effect to such assignment. Any such assignment will become effective five (5) Business Days after the Agent's receipt of a copy of the Assignment Agreement executed by the assigning Bank and the assignee Bank, payment to Agent of a processing and recordation fee in the amount of Three Thousand Five Hundred Dollars ($3,500) for Agent's sole account, and delivery to Agent (in escrow, pending issuance of Notes pursuant to the following sentence) of the assigning Bank's then effective Note. On or before such effective date (x) Agent shall provide TAG with written notice of such assignment, (y) Borrowers shall execute and deliver to Agent new Notes made payable to the assignee and assignor, and (z) Agent shall prepare and deliver to Borrowers and the Banks a new Exhibit "D" to this Agreement (which new Exhibit "D" shall automatically and without further action or consent be deemed to amend and restate the prior Exhibit "D") setting forth the Percentages in effect as a result of such assignment, whereupon the assignee will become a "Bank" for all purposes of this Agreement and the other Documents, to the extent of such assignment.

                  (b) PARTICIPATIONS. Each Bank may transfer or grant participating interests in its Loans, Notes and other interests and obligations hereunder to any Person ("Participants") provided that, as between such transferring Bank and its Participant, such Bank shall retain all of its power, authority and discretion to grant or participate in the granting of any waiver, consent or other approval hereunder and to participate in the approval of any amendment to this Agreement, such Bank's Notes, the Documents or any other instrument or agreement delivered hereunder or in connection herewith, except that such Bank may agree with any Participant that during the existence of the Participant's interest, such Bank will not, without consent of such Participant, agree to any amendment, modification, waiver, release or consent which pursuant to the terms hereof, requires the consent of all Banks. All amounts payable by

                         Borrower hereunder shall be determined as if the Bank had not sold such participation.

         13.6 INDULGENCE. No delay or failure of Agent and Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and Banks would otherwise have.

         13.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         13.8 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS; CONSENTS. This Agreement, the Notes, the Letter of Credit Agreements and Letters of Credit, the Documents, and any agreements certificates, or other documents given pursuant to the foregoing, contain and will contain the entire agreement of the parties hereto, and none of the parties shall be bound by anything not expressed in writing, except that Borrowers shall be bound by telephonic requests for Loans made hereunder. No amendment or waiver of any provision of this Agreement or any Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

              (a) unless in writing and signed by all Banks;

                  (i) postpone a Maturity Date or any other date fixed for any payment of principal of, or interest on, any Loans, Letter of Credit Obligation or any fees payable hereunder;

                  (ii) reduce the principal of, or interest on, any Note or any Letter of Credit Obligation or any fees or other amounts payable hereunder;

                  (iii) subject Banks to any additional obligations, increase the aggregate amount of principal indebtedness which may be incurred under the Notes, or (except as specifically set forth in Section 13.5(a) hereof) change the Percentages;

                  (iv) release any Collateral for any of Borrowers' obligations and indebtedness to Agent and the Bank;

                  (v)   change this Section 13.8; and

              (b) unless in writing and signed by the Agent in addition to all
                  Banks, affect the rights or duties of the Agent under this Agreement or any Document.

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




         13.9 CONFIDENTIALITY. Each Bank agrees that all documentation and other information made available by Borrower to such Bank under the terms of this Agreement shall (except to the extent required by regulatory authority or legal or governmental process or otherwise by governmental authority or law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known or hereafter becomes known to such Bank independent of any disclosure thereto by a Borrower) be held in the strictest confidence by such Bank and used solely in administration and enforcement of Loans from time to time outstanding from such Bank to Borrowers and in the prosecution or defense of legal proceedings arising in connection herewith; provided that: (i) such Bank may disclose such documentation and information to the Agent and/or to any other Bank which is a party to this Agreement; and (ii) such Bank may disclose such documentation and other information to any other bank or other Person to which such Bank sells or proposes to sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees for the benefit of Borrower to comply with the provisions of this Section 13.9.

         13.10 INTEREST. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Documents payable to Agent or such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Agent or such Bank under the Notes payable to Agent or such Bank, this Agreement, the Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Documents shall under no circumstances exceed the Highest Lawful Rate and any excess shall be credited automatically, if theretofore paid, on the principal amount of Loans owed to such Agent or Bank or, if it has Loans outstanding, shall be refunded to Borrower by such Bank; and (ii) in the event that the maturity of any such Note or other Indebtedness hereunder is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Agent or such Bank shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Bank (as applicable) on the principal amount of the Indebtedness owed to Agent or such Bank (as applicable) by the Borrower or, if no such Indebtedness is then outstanding, shall be refunded to the Borrower. Without limiting the foregoing, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "credit advanced" (as defined in that section under this Agreement lawfully permitted under that section).

         13.11 JURY WAIVER. Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Documents or the transactions contemplated hereby or thereby.

         13.12 CONFLICTS. In the event of direct conflict between the provision of this Agreement and any term of any Security Document, the relevant term of this Agreement shall control.

         13.13 EFFECTIVE UPON EXECUTION. This Agreement shall become effective upon the later of the execution hereof by Banks, Agent and Borrowers and the Closing Date, and shall remain effective until all Loans and obligations hereunder have been repaid and discharged in full and no commitment to fund any Loan hereunder remains outstanding.

WITNESS the due execution hereof as of the day and year first above written.

                                   TALON AUTOMOTIVE GROUP INC.

                                   By: David J. Woodward
                                      ------------------------------------
                                   Its:
                                       -----------------------------------
                                   900 Wilshire, Suite 203
                                   Troy, Michigan 48084
                                   Attn: David J. Woodward
                                   Telephone No. (248) 362-7600
                                   Facsimile No. (248) 362-7612

                                   VELTRI METAL PRODUCTS CO.

                                   By: David J. Woodward
                                      ------------------------------------
                                   Its:
                                       -----------------------------------
                                   900 Wilshire, Suite 203
                                   Troy, Michigan 48084
                                   Attn: David J. Woodward
                                   Telephone No. (248) 362-7600
                                   Facsimile No. (248) 362-7612


                                   COMERICA BANK, as Agent and Bank

                                   By: Russell A. Stolles
                                      ------------------------------------
                                   Its: Assistant Vice President
                                       -----------------------------------
                                   500 Woodward Avenue
                                   Detroit, MI 48226-3241
                                   Attn: Russell A. Stolles
                                         ---------------------------------
                                   Telephone No. (313) 222-0242
                                   Facsimile No. (313) 222-5759

                                  SCHEDULE 8.10

                            Tax Returns and Payments

                                  SCHEDULE 8.11

                                     Patents

                                 SCHEDULE 8.12

                              Compliance with Laws

                                 SCHEDULE 8.14

                        Collective Bargaining Agreements

                                 SCHEDULE 8.15

                            Indebtedness Outstanding

                                  SCHEDULE 8.16

                            Enviromnental Protection

                                 SCHEDULE 8.17

                       Senior Subordinated Debt Documents

                                   EXHIBIT "A"
                              ASSIGNMENT AGREEMENT

         This Assignment Agreement is dated as of the                     day of

         , among                                  ("Assignor"), and
("Assignee").

         Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Credit Agreement, dated as of April _, 1998, as amended from time to time in accordance with its terms, ("Loan Agreement"), by and among Talon Automotive Group, Inc., a Michigan corporation ("TAG"), Veltri Metal Products Co., a Nova Scotia corporation ("Veltri" called together with TAG, the "Borrowers" and either one referred to individually herein as a "Borrower"), Comerica Bank, a Michigan banking corporation as Agent for the Banks named therein, and the Banks (including Assignor);

         WHEREAS, Assignor's current Percentage under the Loan Agreement is ___% and in accordance with such Percentage, Assignor has pro rata interests in the Loan and each of the Commitments ("Assignor Commitment");

         WHEREAS, Assignee desires to acquire from Assignor, and Assignor desires to assign to Assignee, that portion of the Assignor Commitment so that, upon completion of the assignment, Assignee will be a Bank for all purposes under the Loan Agreement with a Percentage under the Loan Agreement of percent ( %) and commensurate interests in each of the Loans and each Commitment.

         NOW, THEREFORE, IT IS AGREED:

         1.      Assignment

                  Effective on the Assignment Effective Date, Assignor hereby assigns to Assignee, without recourse or representation or warranty (other than as expressly provided herein), that portion described on Annex I hereto as the Assignee's share ("Assignee's Share") of all of Assignor's rights, title and interest arising under or in connection with the Loan Agreement and Documents including, without limitation, all rights with respect to the Loans, to the extent attributable to Assignee's Share. It is the intent of this Assignment Agreement that from and after the Assignment Effective Date the Assignee shall be deemed a "Bank", as defined in the Loan Agreement and shall benefit from and be subject to all of the rights and obligations of a "Bank" under the Loan Agreement and shall further be a Bank, as defined in the Voting Agreement dated by Agent and the Banks contemporaneolisly with the Loan Agreement.

         2.      Assumption

         Effective on the Assionment Effective Date, Assignee hereby assumes from Assinor all of Assinor's obligations arising under the Loan Aareement relating to Assignee's Share or in connection with the Assignee's Share of all outstanding Loans and Commitments now or hereafter outstanding or issued under the Loan Agreement, and Assignor shall be released from all of its obligations under the Loan Agreement relating to Assignee's Share of Loans and Commitments now or hereafter outstanding or issued pursuant to the terms of the Loan Agreement.

         3.      Effectiveness

         This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") which is five (5) Business Days subsequent to the Agent's receipt of an originally executed copy of this Assignment Agreement and the processing and recording fee due together therewith, in the amount of $3,500, in accordance with Section 13.5(a) of the Loan Agreement. In the event that, due to any Advance or payment on Loans, or of any Advancc occurring, between the date hereof and the Assignment Effective Date, the amount of outstanding Z:. Z:1 Loans indicated as assigned to Assignee and retained by Assignor on Annex I hereto does not accurately reflect the actual principal balance of Loans to be acquired in accordance with the Percentage interests in Loans acquired by Assignee and retained by Assignor, Agent shall be authorized, on such Assignment Effective Date to, without further consent of any party, make such corrections to Annex I hereto as are necessary to accurately reflect the principal balance of then outstanding Loans assigned and retained hereby, in accordance with such Percentages.

         4.      Payment of interest and Fees to Assignee

                  (a) It is agreed that, between Assignor and Assignee, Assignee shall be entitled to all interest on any Loan and all Commitment Fees which accrue on the Assignee's Share subsequent to the Assignment Effective Date. Notwithstanding the foregoing, with respect to payments of such interest and Commitment Fees attributable to Assignee's Share which are received by Agent for distribution to the Banks subsequent to the Assignment Effective Date, Agent is hereby entitled and instructed to remit such amounts directly to Assignee, without regard to the period during which such amounts accrued, and Assignor and Assionee shall promptly make such adjustments between themselves as are necessary for proper application of interest and Commitment Fees accrued prior to the Assignment Effective Date, in accordance with subsections (b) and (c) below.

                  (b) In the event that Assignor receives or collects any interest on any Loan attributable to Assignee's Share which accrued subsequent to the Assignment
                       Effective Date, or any Commitment Fees which are attributable to Assignee's Share and which accrued subsequent to the Assignment Effective Date, Assignor shall promptly distribute such ID payment to Assignee.

                  (c) In the event Assignee receives or collects any interest on any Loan which accrued other than on Assignee's Share or prior to the Assignment Effective Date or any Commitment Fees which accrued other than on

                       Assignee's Share or prior to the Assignment Effective Date, Assignee shall promptly distribute such payment to Assignor.

                  (f) To the extent payments under clause (b) or (c) above are not made within two (2) Business Days of receipt, the Person to which such payment is owing shall be entitled to recover such amount together with interest thereon at a rate per annum equal to the Federal Funds Rate from the date such amounts were received by such other Person, to and including the date of payment.

                  (e) The Agent, by acceptance of this Assignment Agreement, consents to the assignments described above and agrees to make payments in respect of interest and Fees as described in clause (a) above.

         5. Payments on Assignment Effective Date. In consideration of the assignment of Assignee's Share: (i) Assignee agrees to pay to Assignor, on the Assignment Effective Date, an amount in U.S. Dollars which represents the principal amount of the Loans attributable to Assignee's Share outstanding as of the Assignment Effective Date; and (ii) Assignor agrees to pay to Assignee the assignment fee (if any) specified in Annex I hereto on the Assignment Effective Date.

         6.   Representations and Warranties

                  (a)  Assignor and Assignee each represent and warrant:

                        (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

                        (ii) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                        (iii) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

                        (iv) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained.

                   (b) Assignor represents and warrants to Assignee that: (i) Assignor owns the Assignor Commitment and the Loans that are the subject of this Assignment Agreement and the Assignee's Share and the Loans attributable to Assignee's Share are subject to no liens or security interests created by Assignor; (ii) the assignment contemplated by this Assignment Agreement complies with the provisions of Section 13.5 of the Loan Agreement;
                        (iii) Assignor has, prior hereto, delivered to Assignee a complete and true set of copies of Loan Agreement and all of the Documents in Assignor's possession.

                   (c) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and other parties to the Documents and of the Loans and Letters of Credit attributable to Assignee's Share and has made and shall continue to make its own appraisal of the creditworthiness of the Company and other parties to the Documents.

         7.       Expenses

                  Assignor and Assignee agree that each of them shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement, provided, however, that the processing and recordation fee payable to Agent pursuant to Section 13.5(a) of the Loan Agreement shall be paid by ______.

         8.      Miscellaneous

                   (a) Neither Agent nor any Bank (including Assignor) shall be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Agreement or Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available to Assignee or by or on behalf of the Company or any other person obligated under the Documents to Assignor or Assignee in connection with the Documents and the transactions contemplated thereby nor shall any such Person be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

                   (b) Neither Agent nor the Bank (including Assignor) shall have any duty or responsibility either initially or on a continuing basis to make any investigation of the financial condition and affairs of Company or any Subsidiary in connection with the making of the Loans or Assignee's acquisition of Assignee's Share or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee by or on behalf of Company.

                   (c) The Assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                   (d) The validity, construction and enforceability of this Assignment Agreement shall be governed by the laws of, and enforceable in, the State of Michigan.

                   (e) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment Agreement.

                   (f) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                   (g) All payments hereunder or in connection herewith shall be made in U.S. Dollars and in immediately available funds by wire transfer, if payable by Assignee to Assignor, to the account of Assignor as designated in Annex I hereto, and if payable by Assignor to Assignee, to the account of Assignee, as designated in Annex I hereto, and, if payable by Agent, in accordance with the applicable provisions of the Loan Agreement. The address of the Assignee for notice purposes under the Loan Agreement shall be as set forth in Annex I hereto.

                   (h) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignee nor Assignor may assign or transfer any of its rights or obligations under this Assignment Agreement except in accordance with Section 13.5 of the Loan Agreement.

                   (i) In case any provision in this Assignment Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first written above.


                                   ASSIGNOR:

                                   ------------------------------------------



                                   By:
                                        -------------------------------------

                                   Its:
                                        -------------------------------------


                                   ASSIGNEE:

                                   ------------------------------------------




                                   By:
                                      ---------------------------------------


                                   Its:
                                       --------------------------------------

Received and Acknowledged:

COMERICA BANK, as Agent




By:
    -------------------------------

Its:
    -------------------------------

                                     ANNEX I
                                       To
                        Assignment & Assumption Agreement

1.   Borrowers:

       Talon Automotive Group, Inc.
       Veltri Metal Products Co.

2.   Date of Credit Agreement:

       April 28, 1998

3.   Assignor:

4.   Assignee:

5.   Date of Assignment Agreement:

6.   Assignee's Share:

         (a) Assignee's Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . .____________%

         (b) Dollar Amount of Assignee's Percentage of Revolving Loans . . . . . . . . . .$___________

         (c) Dollar Amount of Assignee's Share of Assignor's Swing Loans. . . . . . . . . $___________

         (d) Total Principal Amount of Outstanding Loans Assigned . . . . . . . . . . . . $___________

7.       Assignor's Remaining Interests:

         (a) Assignor's Retained Percentage . . . . . . . . . . . . . . . . . . . . . . . ____________%

         (b) Dollar Amount of Assignor's Retained Percentage of Revolving
             Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$___________

         (c) Dollar Amount of Assignors Retained Swing Loans . . . . . . . . . . . . . . .$___________

         (d) Total Principal Amount of Outstanding Loans Retained by Assignor. . . . . . .$___________

         8.    Payment Instructions:

               Assignor:
               ABA No.
               Attention:
               Reference:

               Assignee:
               ABA No.:
               Attention:
               Reference:

         9.    Assignee's Notice Instructions:

         Accepted and Agreed:

         ASSIGNOR:                             ASSIGNEE:

         -------------------------------       ---------------------------------


        By:                                    By:
            ---------------------------             ----------------------------

        Its:                                   Its:
            ---------------------------             ----------------------------

                                   EXHIBIT "B"
                           MATURITY EXTENSION REQUEST

         The undersigned authorized officers of TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("Talon"), and VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", together with Talon, the "Borrowers"), pursuant to
Section 2.9 of that certain $100,000,000 Credit Agreement dated April 28, 1998 between and among Borrowers, the Banks (as defined therein) and COMERICA BANK, as Agent for the Banks (the "Agreement") hereby requests an extension of the
Maturity Date from                              1/ to
                            2/

         Attached hereto are financial projections for the Borrowers from the date hereof through the requested extension date set forth above.

         In accordance with Section 2.9 of the Agreement, Company hereby requests Agent to promptly notify the Banks hereof, and to request that the
Bank's deliver their responses hereto on or before           ,           .3/

         Dated as of this            day of                 ,         .

                                   TALON AUTOMOTIVE GROUP, INC.

                                   By:
                                       ----------------------------------------
                                   Its:
                                       ----------------------------------------


                                   VELTRI METAL PRODUCTS CO.

                                   By:
                                       ----------------------------------------
                                   Its:
                                       ----------------------------------------

---------------
1/       Insert Maturity Date in effect as of the date of the Extension
         Request.

2/ Insert May 15, 2004 or date one year subsequent to the existing Maturity Date, as applicable.

3/       Insert date 30 days subsequent to the Extension Request.

Consented To:

COMERICA BANK

By:
    ----------------------------------------

Its:
    ----------------------------------------

Dated:
      ------------------------------

                                  EXHIBIT "C"
                             LETTER OF CREDIT NOTICE

To: The Banks party to the $100,000,000 Credit Agreement dated as of April 28, 1998 ("Agreement") between Talon Automotive Group, Inc. ("Company"), certain other borrowers, Comerica Bank as Agent and the financial institutions defined as Banks therein.

          Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement

          Pursuant to Section 3.3 of the Agreement you are hereby notified that:

          a.    On  ____________________, __________, pursuant to Section 3.1 of the Agreement, Agent issued the following described Letter of Credit:

                Letter of Credit                                    Face          Initial
                No/Type            -         Beneficiary          Amount        Expiration
                ----------------               -----------          ------        ----------

          b. The risk participations acquired by the Banks in connection with the issuance of such Letter of Credit in accordance with the Percentages pursuant to Section 3.3 of the Agreement are as follows:

                Comerica Bank . . . . . . . . . . . . . . . . . . . . . . . 100%

          C. The Letter of Credit Fees with respect to the above-mentioned Letter of Credit payable at the rate per annum equal to ____________________________________1/

          Dated this __________ day of ______________________, ________.

                                             COMERICA BANK, as Agent

                                             By:
                                                 ------------------------------
                                             Its:
                                                 ------------------------------









---------------
1/ Insert "the Applicable Margin" for standby Letters of Credit.

                                  EXHIBIT "D"
                                  PERCENTAGES

                 BANK                                   PERCENTAGE
                 ----                                   ----------

             Comerica Bank                                 100%

                                   EXHIBIT "E"
                                   REAL ESTATE

                                   EXHIBIT "F"
                                REQUEST FOR LOAN

         A.    Request
               -------

         The undersigned authorized officer of                    1/("Company"),
pursuant to that certain Credit Agreement dated April 28, 1998 between and among Company, certain other borrowrers, the Banks, and COMERICA BANK, as Agent for
the Banks (the "Agreement"). hereby requests an Advance on                     ,
2/ in the amount of                     Dollars ($                   )3/ under
the Note(s) ("Notes") made by the undersigned to said Banks evidencing the
                         4/ Loans.

         The Applicable Interest Rate for the requested Advance shall be the
                            5/, and the Interest Period for the requested
Advance shall: (a) end on the next Quarterly Payment Date, if a Prime-based
Loan; or (b) be              6/, if a Eurocurrency-based Loan.

         B.    Application of Proceeds
               -----------------------

         1. The proceeds of this Advance shall be applied (if applicable) to convert or renew the following outstanding Advances:

         Type of                       Last Day of               Principal
         Advance                       Interest Period           Outstanding
         -------                       ---------------           ------------

         C.    Request Irrevocable
               -------------------

---------------
      1/ Insert Talon Automotive Group, Inc. or Veltri Metal Products Co. as applicable.

      2/ Insert date at least three (3) Business Days prior to date of Request if Request is for Eurocurrency-based Loan and, if request involves conversion or renewal of outstanding Eurocurrency-based Loan, the last Business Day of the Interest Period applicable thereto.

      3/ This amount shall not be less than $500,000, for a Prime-based Loan (other than a Swing Loan) or $800,000 for a Eurocurrency-based Loan.

      4/ Insert "Revolving Loan" or "Swing Loan" as applicable.

      5/ Insert either Eurocurrency-based Rate or Prime-based Rate.

      6/ If a Eurocurrency-based Loan, insert "1 month", "2 months", "3 months" or "6 months".

         Upon Agent's receipt of this Request for Loan, this Request for Loan shall be irrevocable.

         D.       Certification

         The undersigned hereby certifies that all conditions set forth in the Agreement for the Advance requested hereby are satisfied and shall be satisfied both as of the date of this request and the date requested for the Advance requested hereby.

         E.       Defined Terms

         Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

         Dated this ____ day of ___________________, _____.

                                        By:
                                             ----------------------------------
                                        Its:
                                             ----------------------------------

                                   EXHIBIT "G"
                                 REVOLVING NOTE

U.S. $___________________1/                                   Detroit, Michigan
                                                               April __, 1998

        FOR VALUE RECEIVED, TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("Company") promises to pay to the order of ____________________________________
2/ ("Bank"), in lawful money of the United States of America in immediately available funds, at 500 Woodward Avenue, Detroit, Michigan, care of the Agent, the principal sum of _____________________________ Dollars ($_________________),
or so much of such amount as has then been advanced and is outstanding hereunder pursuant to Section 2.1 of that certain Credit Agreement of even date herewith between Company and certain other borrowers, Comerica Bank as Agent and the lenders signatory thereto, including the Bank, ("Agreement"), on the Maturity Date for the Revolving Loan.

        Capitalized terms used herein and not defined to the contrary herein have the meanings given them in the Agreement.

        Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding at the Applicable Interest Rates, as selected by the Company or as otherwise applicable pursuant to the provisions of the Agreement; provided, however, that in the event and so long as an Event of Default shall exist, or in the event that the indebtedness hereunder shall be accelerated as the result of an Event of Default, interest shall accrue (subject to limitations thereon specifically described in the Agreement) at the per annum rate equal to the Default Rate.

        Interest shall be payable on the last day of every Interest Period and (if such Interest Period is longer than three (3) months) on the date which is three (3) months following the first day of such Interest Period, and all such interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. In computation of interest effect shall be given to any change in the Prime-based Rate resulting from a change in the Prime Rate or Alternate Base Rate (as applicable) on the date of such change in the Prime Rate and/or Alternate Base Rate and on the effective date of any adjustment of the Applicable Margin. The interest rate with respect to all Eurocurrency-based Loans shall change on the effective date of any adjustment of the Applicable Margin.

        This Note is a note under which advances, repayments and readvances may be made from time to time, in accordance with the terms and conditions of the Agreement, and is one of the




---------------
   1/ Insert amount equal to applicable Percentage of $100,000,000.

   2/ Insert name of Bank.

Notes referred to in the Agreement, and may be accelerated or matured pursuant to the terms of the Agreement, to which reference is hereby made.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

         As additional security for this Note, Company grants Bank a lien on all property and assets, including deposits and other credits, of the Company, at any time in possession or control of or owing by Bank for any purpose.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   TALON AUTOMOTIVE GROUP, INC.

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                  TRANSACTIONS
                                       ON
                              REVOLVING CREDIT NOTE

                                                              Amount of                    Outstanding
                  Type of                 Amount of           Principal or                 Principal
                  Loan Made               Loan Made           Interest Paid                Balance                 Notation
Date              This Date               This Date           This Date                    This Date               Made By


                                      G-3

                                 EXHIBIT "H"
                               SWING LINE NOTE

U.S. $5,000,000                                               Detroit, Michigan
                                                              April , 1998

         FOR VALUE RECEIVED, TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("Company"), promises to pay to the order of Comerica Bank ("Bank"), in lawful money of the United States of America in immediately available funds, at 500 Woodward Avenue, Detroit, Michigan, care of the Agent, the principal sum of Five Million Dollars ($5,000,000), or so much of such amount as has then been advanced and is outstanding hereunder pursuant to Section 2.2 of that certain Credit Agreement of even date herewith between Company and certain other borrowers, Comerica Bank as Agent and the lenders signatory thereto, including the Bank, ("Agreement"), on the Maturity Date for the Swing Loan.

         Capitalized terms used herein and not defined to the contrary herein have the meanings given them in the Agreement.

         Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding at the Applicable Interest Rates, as selected by the Company or as otherwise applicable pursuant to the provisions of the Agreement; provided, however, that in the event and so long as an Event of Default shall exist, or in the event that the indebtedness hereunder shall be accelerated as the result of an Event of Default, interest shall accrue (subject to limitations thereon specifically described in the Agreement) at the per annum rate equal to the Default Rate.

         Interest shall be payable on the last day of every Interest Period and (if such Interest Period is longer than three (3) months) on the date which is three (3) months following the first day of such Interest Period, and all such interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. In computation of interest effect shall be given to any change in the Prime-based Rate resulting from a change in the Prime Rate or Alternate Base Rate (as applicable) on the date of such change in the Prime Rate and/or Alternate Base Rate.

         This Note is a note under which advances, repayments and readvances may be made from time to time, in accordance with the terms and conditions of the Agreement, and is one of the Notes referred to in the Agreement, and may be accelerated or matured pursuant to the terms of the Agreement, to which reference is hereby made.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

         As additional security for this Note, Company grants Bank a lien on all property and assets, including deposits and other credits, of the Company, at any time in possession or control of or owing by Bank for any purpose.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   TALON AUTOMOTIVE GROUP, INC.

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                  TRANSACTIONS
                                       ON
                             SWING LINE CREDIT NOTE

                                                              Amount of                    Outstanding
                  Type of                 Amount of           Principal or                 Principal
                  Loan Made               Loan Made           Interest Paid                Balance                 Notation
Date              This Date               This Date           This Date                    This Date               Made By

                                  EXHIBIT "I"

                            CANADIAN SWING LINE NOTE

Cn $5,000,000                                                  Detroit, Michigan
                                                               April , 1998

         FOR VALUE RECEIVED, VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Company"), promises to pay to the order of ("Bank"), in lawful money of Canada in immediately available funds, at 2/, the principal sum of Five Million Canadian Dollars ($5,000,000), or so much of such amount as has then been advanced and is outstanding hereunder pursuant to Section 2.2 of that certain Credit Agreement of even date herewith between Company and certain other borrowers, Comerica Bank as Agent and the lenders signatory thereto, including the Bank, ("Agreement"), on the Maturity Date.

         Capitalized terms used herein and not defined to the contrary herein have the meanings given them in the Agreement.

         Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding at the Applicable Interest Rates, as selected by the Company or as otherwise applicable pursuant to the provisions of the Agreement; provided, however, that in the event and so long as an Event of Default shall exist, or in the event that the indebtedness hereunder shall be accelerated as the result of an Event of Default, interest shall accrue (subject to limitations thereon specifically described in the Agreement) at the per annum rate equal to the Default Rate.

         Interest shall be payable on the last day of every Interest Period and (if such Interest Period is longer than three (3) months) on the date which is three (3) months following the first day of such Interest Period, and all such interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. In computation of interest effect shall be given to any change in the Prime-based Rate resulting from a change in the Prime Rate or Alternate Base Rate (as applicable) on the date of such change in the Prime Rate and/or Alternate Base Rate.

         This Note is a note under which advances, repayments and readvances may be made from time to time, in accordance with the terms and conditions of the Agreement, and is one of the Notes referred to in the Agreement, and may be accelerated or matured pursuant to the terms

--------------------
1/ Insert name of Canadian Swingline Lender.

2/ Insert address of Canadian Swingline Lender.

                                      1-1
of the Agreement, to which reference is hereby made.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note-

         As additional security for this Note, Company grants Bank a lien on all property and assets, including deposits and other credits, of the Company, at any time in possession or control of or owing by Bank for any purpose.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   VELTRI METAL PRODUCTS CO.

                                   By:
                                        ----------------------------------------
                                   Its:
                                        ----------------------------------------

                                  TRANSACTIONS
                                       ON
                             SWING LINE CREDIT NOTE

                                                              Amount of                    Outstanding
                  Type of                 Amount of           Principal or                 Principal
                  Loan Made               Loan Made           Interest Paid                Balance                 Notation
Date              This Date               This Date           This Date                    This Date               Made By










                                      I-3